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As filed with the Securities and Exchange Commission on April 14, 2005

Registration No. 333-122756

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMENDMENT NO. 1

WORLDWATER CORP.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	8711 (Primary Standard Industrial Classification Code Number)	33-0123045 (I.R.S. Employer Identification No.)
Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534 (609) 818-0700 (Address and telephone number of principal executive offices and principal place of business)

Quentin T. Kelly
Chairman and Chief Executive officer
WorldWater Corp.
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534
(609) 818-0700
(Name, address and telephone number of agent for service)

Copies to:
Stephen A. Salvo Salvo, Russell, Fichter & Landau 510 Township Line Road Blue Bell, Pennsylvania 19422 (215) 653-0110

Approximate date of proposed sale to the public:
From time to time after the effective date of this
Registration Statement as determined by market conditions and other factors.

        If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering price per Security(1)	Proposed maximum aggregate offering price	Amount of Registration Fee

Common stock .001 par value(2)	6,070,219(3)	$0.28	$1,699,661

	17,785,470(4)	$0.28	$4,979,932

				$888

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the prices of the Common Stock on the OTC Bulletin Board on April 5, 2005.

(2)
Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued to prevent dilution in connection with a stock split, stock dividend or similar event.

(3)
Represents shares issued to certain Selling Stockholders in connection with certain private placement offerings and/or as compensation for services performed for the benefit of the Company.

(4)
Issuable upon exercise of warrants issued in accordance with the terms of certain warrant purchase agreements.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The information in this prospectus is not complete and may be changed without notice. We and the Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated April 14, 2005

PROSPECTUS

WORLDWATER CORP.
55 Route 31 South
Pennington, New Jersey 08534
(609) 818-0700

23,855,689 Shares of Common stock, par value $.001 per share.

        This prospectus relates to the offer of up to 23,855,689 shares of our common stock by Selling Stockholders. The number of shares the Selling Stockholders may offer for sale include:

  •
  Up to 6,070,219 shares of our common stock which were issued in private placements to certain Selling Stockholders between August 2003 and December 2004 (the "Private Placements").

  •
  Up to 17,785,470 shares of common stock which may be issued upon the exercise of certain warrants issued in connection with certain warrant purchase agreements dated between June 2001 and December 2004

        The shares of common stock being offered in this prospectus may be sold at fixed prices, prevailing market prices determined at the time of sale, varying prices determined at the time of sale or at negotiated prices. The shares of our common stock covered by this prospectus may be issued from time to time pursuant to various agreements between the Selling Shareholders and us. We will receive proceeds upon the exercise of warrants held by the Selling Stockholders, but we will not receive any of the proceeds from the resale of shares by the Selling Stockholders.

        Our common stock is traded on the OTC Bulletin Board under the symbol "WWAT." On April 5, 2005, the closing price of our common stock was $0.28.

This investment involves a high degree of risk. See "Risk Factors."

        The securities and exchange commission and any state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Summary Information	1
Risk Factors	5
Use of Proceeds	11
Market Price Information	12
Dividends	12
Dilution	12
Management's Discussion and Analysis or Plan of Operation	13
Description of Business	24
Directors, Executive Officers, Promoters and Control Persons	32
Executive Compensation	34
Security Ownership of Certain Beneficial Owners and Management	36
Certain Relationships and Related Transactions	38
Description of Securities	39
Selling Security Holders	42
Plan of Distribution	51
Financial Statements	F-1

i

PROSPECTUS SUMMARY

        This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf registration" process. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under "Available Information" before you make any investment decision.

        This summary is not complete and does not contain all the information you should consider before investing in these securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See "Forward Looking Statements."

WorldWater Corp.

        We are a solar engineering/water management company providing solar technology solutions to water supply problems. Our proprietary solar water pumping systems are capable of operating up to 600 horsepower pumps for irrigation, refrigeration and water utility pumping systems. Our systems convert solar electric Direct Current ("DC") into Alternate Current ("AC") for delivery to water pumps in deep wells or rivers.

        Until the spring of 2002, our solar water pumping systems were capable of running only small pumps and our business was focused exclusively on marketing our products to developing countries with rural water and power problems. Our increased power capability, coupled with what we believe to be growing energy shortages in certain parts of the United States, has opened commercial domestic market opportunities.

        In 2004, we completed installations of two solar power systems totaling approximately $5.8 million. We have historically lost money and believe we will continue to experience operating losses until such time as we attain sales of our solar pumping systems on a commercial scale.

        We were incorporated in the state of Nevada on April 3, 1985 under the name Golden Beverage Company. In April 1997, we entered into a reverse merger transaction with WorldWater,  Inc., a Delaware corporation formed in January 1984. Since the merger transaction, we have, under the name of WorldWater Corp., been engaged exclusively in the solar/water power industry. In June of 2000, our shareholders voted to change the state of incorporation from Nevada to Delaware. Our stock is publicly traded on the OTC Bulletin Board under the symbol WWAT.OB.

THE OFFERING

Securities Offered	The securities being registered hereunder include (i) 6,070,219 shares of common stock which were acquired by the Selling Stockholders through private placements; and (ii) 17,785,470 shares of common stock issuable upon conversion of warrants acquired in connection with warrant purchase agreements.
Use of Proceeds
We will not receive any proceeds from the sale of shares in this offering by the Selling Stockholders. We will receive proceeds upon the exercise of warrants held by the Selling Stockholders. We expect to use any proceeds we receive for working capital and for other general corporate purposes, including research and product development.
Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.
OTC Symbol	WWAT

EXECUTIVE OFFICES

        Our executive offices are located at 55 Route 31 South, Pennington, New Jersey 08534. Our telephone number is (609) 818-0700 and our website is: www.worldwater.com. The information on our website is not part of this prospectus.

SUMMARY FINANCIAL AND OPERATING INFORMATION

        This summary information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this prospectus.

WORLDWATER CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	2004	2003
Assets
Current Assets:
Cash and cash equivalents	$38,852	$59,045
Accounts receivable, net of allowance for doubtful accounts of $47,759 and $22,647 as of December 31, 2004 and 2003, respectively	1,590,221	49,101

Deferred contract costs	—	8,872
Prepaid expenses	70,062	13,141
Advances to employees	14,033	16,800

Total Current Assets	1,713,168	146,959
Equipment and leasehold improvements, Net	58,611	65,219
Deposits	19,089	9,047

Total Assets	$1,790,868	$221,225

Liabilities and Stockholders' (Deficiency)
Current Liabilities:
Accounts payable and accrued expenses	$2,558,135	$1,715,152
Long-term debt and notes payable, current portion	1,235,714	384,901
Notes payable, related parties	123,013	262,703
REC guarantee liability, current portion	63,260	—
Customer deposits	57,798	134,515

Total Current Liabilities	4,037,920	2,497,271
Long-term debt	1,605,526	1,582,502
REC guarantee liability, net of current portion	330,357	—
Long-term debt, related parties	90,706	82,894

Total Liabilities	6,064,509	4,162,667

Commitments and contingencies	—	—
Stockholders' (Deficiency):
Preferred Stock 7% Convertible $.01 par value authorized 10,000,000; issued and outstanding:
Series A -0 and 66,667 shares liquidation preference $60,000 as of December 31, 2004 and 2003	—	667
Series B 611,111 shares liquidation preference $550,000 as of December 31, 2004 and 2003	6,111	6,111
Common Stock, $.001 par value; authorized 160,000,000; issued and outstanding 79,834,341 and 52,506,720 at December 31, 2004 and 2003, respectively	79,834	52,507
Additional paid-in capital	23,401,472	15,726,953
Deferred compensation	(75,000)	(105,000)
Accumulated other comprehensive (loss)	(56,080)	(49,396)
Accumulated deficit	(27,629,978)	(19,573,284)

Total Stockholders' (Deficiency)	(4,273,641)	(3,941,442)

Total Liabilities and Stockholders' (Deficiency)	$1,790,868	$221,225

 WORLDWATER CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Revenue:
Equipment sales	$5,614,362	$1,143,302
Grant revenue	222,862	136,271

Total	5,837,224	1,279,573

Cost of goods sold:
Cost of equipment sales	5,731,841	841,126
Cost of grant revenue	254,468	119,519

	5,986,309	960,645

Gross (Loss) Profit	(149,085)	318,928

Operating Expenses:
Marketing, general and administrative expenses	3,821,978	2,580,409
Debt sourcing fees and commissions	1,913,071	533,967
Research and development expense	203,224	505,572

Total Expenses	5,938,273	3,619,948

Loss from Operations	(6,087,358)	(3,301,020)

Other (Expense) Income
Interest expense, net	(2,178,222)	(585,254)
Other income, net	18,380	—

Total Other (Expense) Income, Net	(2,159,842)	(585,254)

Loss before income taxes	(8,247,200)	(3,886,274)
Benefit from sale of NJ net operating losses and NJ Research Credits	219,381	—

Net loss	(8,027,819)	(3,886,274)

Accretion of preferred stock dividends	(28,875)	(38,500)

Net Loss Applicable to Common Shareholders	$(8,056,694)	$(3,924,774)

Net loss applicable per Common Share (basic and diluted):	$(0.12)	$(0.08)

Weighted Average Common Shares Outstanding used in Per Share Calculation:	65,360,690	51,008,306

RISK FACTORS

        You should consider the following factors and other information in this prospectus relating to our business and prospects before deciding to invest in the securities. This investment involves a high degree of risk, and you should purchase the securities only if you can afford to lose the entire sum invested in these securities. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

        The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this prospectus and presented elsewhere by management from time to time.

Risks Related to our Business

We have historically incurred losses and losses may continue in the future

        Since 1997, we have lost money. In the fiscal years ended December 31, 2004 and December 31, 2003, we sustained losses from operating activities of $6,087,358 and $3,301,020, respectively; the accumulated deficits as of December 31, 2004 and 2003 were $27,629,978 and $19,573,284, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms and, in such events, our operations may be reduced or curtailed.

There is doubt about our ability to continue as a going concern due to recurring losses and working capital shortages, which means that we may not be able to continue operations unless we obtain additional funding

        The report of our independent accountants on our 2003 and 2002 financial statements, as reissued in this Prospectus, included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to raise additional capital to finance operations, our business operations will be curtailed.

        Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

Our common stock may be affected by limited trading volume and may fluctuate significantly

        Prior to this offering, there has been a limited public market for our common stock and an active trading market for our common stock may not develop. As a result, this could reduce our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could reduce the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to resell they're shares due to suitability requirements

        Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

  •
  With a price of less than $5.00 per share;

  •
  That are not traded on a "recognized" national exchange;

  •
  Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must have a price of not less than $5.00 per share); or

  •
  In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Failure to retain or attract key personnel will have a material negative impact on the sales of our products, and the development and enhancement of our products

        Our future success depends, in significant part, on the continued services of Quentin Kelly (our Chairman and Chief Executive Officer) and several other key officers. We may not able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could have a material negative impact on our ability to develop our business plan. The Company maintains a key man life insurance policy on Quentin Kelly in the amount of $1,100,000.

        In addition, our business plan relies heavily on attracting and retaining industry specialists with extensive technical and industry experience and existing relationships with many industry participants. Our business plan also relies heavily on attracting and retaining qualified technical employees so we can fully develop and enhance our technology. The markets for many of our experienced employees are extremely competitive. The sale of our products, and the future development and enhancement of our products will be limited if we are not successful in our efforts to recruit and retain the personnel we will need.

Our projects require substantial up-front costs before any revenues will be realized

        A significant portion of our revenue is expected to be derived from projects which require significant up-front expense to us. Revenues are not realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver our products on a timely basis could result in a substantial loss to us.

We may not be able to protect our intellectual property rights, and we inadvertently may be infringing on the intellectual property rights of others, which could result in significant expense and loss of intellectual property rights.

        If a court determines that we infringed on the rights of others, we may be required to obtain licenses from such other parties. The persons or organizations holding the desired technology may not grant licenses to us or the terms of such licenses may not be acceptable to us. In addition, we could be required to expend significant resources to develop non-infringing technology.

        We rely on the registration of trademarks and trade names, as well as on trade secret laws and confidentiality agreements with our employees.

Any failure to meet the technological requirements of our customers may hinder sales of our products

        Our ability to continue to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share, we are required to continue to make advances in technology. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We may encounter unanticipated echnological obstacles which either delay or prevent us from completing the development of our products and processes.

Competitive conditions affecting worldwater may limit our growth and profitability

        Our products compete with both conventional and solar technologies that generate electric power. The main competitive technologies are diesel or gasoline generators and electrical grid line extension.

        The cost of installing a solar array to drive a pump or motor may be more or less than the cost of grid line extension, depending upon the extent of the grid line extension. However, a pump or motor driven by solar power is less expensive than the cost of running a conventional electric pump or motor because of the on-going cost of electric energy from the local electric utility. It should be noted that the cost of electric line extension is usually subsidized by government authorities.

        The initial cost of acquiring a diesel pump or motor is less expensive than the initial cost of a solar pump. However, the operations and maintenance cost of the diesel pump or motor is greater than a solar driven pump or motor; in remote areas, availability of fuel and spare parts are also unreliable. An end user can pay off the higher installation cost of the solar driven pump or motor over time from the savings otherwise spent on operations and maintenance of the diesel pump.

        Our proprietary technology permits the use of "off-the-shelf" AC pumps and motors.AC driven pumps and motors are available in countries throughout the world, allowing replacement and maintenance parts to be supplied on a local basis. Other forms of solar powered photovoltaic (PV) pumps and motors currently available use less reliable and less durable DC pumps and motors or custom AC pumps which are more costly and not readily available in most developing countries.

        In many regions of the world, competitive products are not available. In those markets where competition exists, the most commonly encountered competitors are Grundfos A/S of Denmark, a manufacturer of a large range of water pumps including a solar pump line, and Aero-Environment of California, which produces AC pumps. There are a number of other solar pump companies including Solar Jack of the US, Sun Motor of Canada, Southern Cross of Australia, and Total Energie from Europe which produce DC powered pumps. Our competitors generally have far greater financial resources, more experienced marketing organizations and a greater number of employees than we do.

        We may not be successful in competing with these competitors for new customers or in retaining existing customers. Our results of operations may suffer if we cannot compete with larger and better-capitalized companies.

Our marketing efforts in developing nations have encountered significant obstacles that have impeded sales

        In addition to our marketing efforts in the United States, we market our products to developing nations. The ability of these customers to order and pay for our products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures. We have experienced significant obstacles in marketing products and services in developing nations, including delays caused by budget constraints, bureaucratic inefficiencies and regime changes.

Our directors are not personally liable and are indemnified for breach of fiduciary duties

        Our Certificate of Incorporation provides, as permitted by the Delaware General Corporation Law ("the DGCL"), and with certain exceptions, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions may discourage our stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by the DGCL.

We depend on a limited number of suppliers of components for our systems, and any delay in supply could affect our ability to fill orders

        We currently purchase parts and materials from a limited number of suppliers. In addition, although historically we have not been dependent on any one supplier or group of suppliers of components for our systems, we may become dependent in the future. The inability to obtain certain components on a timely basis would limit our ability to complete projects in a timely manner.

No dividends have been paid by the company

        We have never paid, nor do we anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

Delaware law and our charter may inhibit a takeover of our company that stockholders may consider favorable

        Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

We are subject to foreign exchange rate fluctuations that may result in losses

        Operations overseas are subject to foreign currency exchange rate fluctuations. With respect to the Philippine currency, we will transfer funds to our Philippine subsidiary on an as needed basis and to the extent funds are available to avoid significant exposure to currency fluctuations. We may suffer losses due to adverse foreign currency exchange rate fluctuations.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock

        Effective internal controls are necessary for us to provide reliable financial reports. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. In addition, Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting, beginning with our Annual Report on Form 10-KSB for the fiscal year ending December 31, 2005. We are preparing for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, as we rapidly grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market's confidence in our financial statements and harm our stock price.

Risks Related to this Offering

Future sales by our stockholders may have the affect of lowering our stock price

        Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 79,834,341 shares of our common stock outstanding as of December 31, 2004, 59,794,625 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The total number of shares that are freely tradeable less the amount held by affiliates is 44,306,609 shares. As of December 31, 2004, 20,039,716 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. In addition, there are outstanding options, warrants, convertible preferred stock, stock purchase agreement rights and convertible debt which, upon exercise or conversion would result in the issuance of an additional 73,518,093 shares of our common stock.

The selling stockholders intend to sell their shares of common stock in the market, which sales may cause our stock price to decline

        The Selling Stockholders intend to sell in the public market the shares of common stock being registered in this offering. The trading price of our common stock on February 8, 2005 was $0.275. To the extent the Selling Stockholders acquired their shares or warrants at prices less than the current trading price of our common stock, they may have an incentive to immediately resell such shares in the market which may, in turn, cause the trading price of our common stock to decline. Significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties that would place further downward pressure on our stock price.

Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop

        Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Thinly traded common stock can be more volatile than common stock trading in an active public market.

FORWARD-LOOKING STATEMENTS

        Information included or incorporated by reference in this prospectus may contain statements which constitute "forward-looking statements." "Forward-looking statements" include any statement which is not of purely historical fact, such as statements concerning plans, objectives, goals, strategies and future events, and underlying assumptions. Such forward-looking statements involve known and unknown risks, and uncertainties expressed or implied by such forward-looking statements and actual results could be materially different from those projected. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, general economic and business conditions which may impact demand for our solar generated pumps and electricity; changes in tax laws and regulations; our ability to implement our marketing strategy and to expand our business in the worldwide market; our ability to install solar systems up to the level of efficiency and output of our plan; and changes in laws and government regulations applicable to our business, including laws in foreign nations. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

USE OF PROCEEDS

        We will not receive proceeds from the resale by Selling Stockholders of the common stock described in this prospectus. We may receive proceeds from the sale of shares issuable upon the exercise of warrants by the Selling Stockholders. Any proceeds received by us upon the exercise of warrants will be used for general corporate purposes.

MARKET PRICE INFORMATION

        Our common stock is included on the National Association of Securities Dealers Automated Quotation OTC Bulletin Board under the symbol "WWAT." The following table sets forth the quarterly high and low closing bid prices for the common stock as reported on the OTC Bulletin Board for the periods indicated. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	High	Low	Close
FISCAL 2003
First Quarter	$0.19	$0.09	$0.13
Second Quarter	0.21	0.13	0.19
Third Quarter	0.26	0.12	0.19
Fourth Quarter	0.20	0.09	0.14
	High	Low	Close
FISCAL 2004
First Quarter	$0.34	$0.10	$0.31
Second Quarter	0.49	0.26	0.41
Third Quarter	0.41	0.22	0.28
Fourth Quarter	0.31	0.23	0.30
	High	Low	Close
FISCAL 2005
First Quarter	$0.31	$0.25	$0.29

        On December 31, 2004 there were approximately 684 holders of record of our common stock. This number does not include beneficial owners of the common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

DIVIDENDS

        To date, we have not declared or paid any dividends on our common stock. The payment by us of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future.

DILUTION

        The book value of WorldWater as of December 31, 2004 was a deficiency of $4,273,641 or a deficiency of $0.054 per share of common stock. Book value per share is determined by dividing the tangible book value of WorldWater (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
AND RESULTS OF OPERATIONS

        Statements in this Management's Discussion and Analysis, and elsewhere in this Annual Report on Form 10-KSB concerning the Company's outlook or future economic performance; anticipated profitability, gross billings, commissions and fees, expenses or other financial items; and, statements concerning assumptions made or exceptions to any future events, conditions, performance or other matters constitute forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, (1) that there can be no assurance that the Company will grow and or manage its growth profitably, (2) risks-associated reliance on governmental regulations, (3) competition, (4) the Company's interim results have fluctuated in the past and are expected to fluctuate in the future, (5) the loss of services of key individuals which could have a material adverse effect on the Company's business, financial condition or operating results and (6) risks associated with operating in emerging countries.

Overview

        WorldWater Corp. is an international solar engineering and water management company with unique, high-powered solar technology providing solutions to water supply and energy problems worldwide. Through research and development, the Company created proprietary solar technology capable of operating pumps and motors up to 600 horsepower used in irrigation, water utility pumping systems and refrigeration. This increased power capability, coupled with growing energy shortages in the United States, has opened domestic market opportunities that have now become the principal focus of its business. The Company has focused its efforts on aggressively marketing this proprietary solar technology domestically in conjunction with its on-going international efforts. In the U.S., this includes public and private commercial markets, particularly in California, New Jersey and other states which offer incentives for renewable energy sources. The Company continues to seek opportunities throughout the world, including Asia, the Philippines where it maintains a subsidiary, the Middle East (primarily Iraq), and Africa.

        During 2004, the Company had two major sales orders resulting in $5,614,362 in net revenues. In 2003, the Company also had two equipment sales orders resulting in $1,143,302 in revenue. In the second half of 2004 the Company strengthened its sales and marketing organization with four new hires and is focused on expanding its domestic sales channels to take advantage of the recent state governmental initiatives in New York, Pennsylvania, Colorado and other states aimed at accelerating the adoption of solar power for commercial applications. Internationally the Company formed an alliance with The Sandi Group to pursue opportunities in the reconstruction required in Iraq and formed an alliance with the Xinhua Financial Network Limited to explore introduction of its products in the Peoples Republic of China.

        The cash raised through the issuance of convertible debt and private equity sales including the registered Stock Purchase Agreement ("SPA") has provided the Company with the working capital resources to meet its operating activities. However, the Company's current cash and cash equivalents will not be sufficient to fund current and expected increase level of activities through fiscal year 2005, and, as a result, the Company is seeking to raise significant additional financing to successfully fund operations.

        The Company does not know whether it will be able to raise additional financing or financing on terms favorable to it. If adequate funds are not available or are not available on acceptable terms, the Company's ability to fund current operations or otherwise respond to competitive pressures will be significantly limited.

Critical Accounting Policies and Estimates

        The consolidated financials are presented on the basis the Company will continue as a going concern. The going-concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's working capital deficit and stockholders' deficiency raises substantial doubt about the Company's ability to continue as a going-concern. The Company continues to market its products domestically and internationally. However, there can be no assurances that the Company will be successful in its marketing efforts or in its ability to raise additional financing to remain a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this going-concern uncertainty.

        The preparation of consolidated financial statements in accordance with generally accepted accounting principals requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements:

Revenue Recognition

        The Company derives revenue primarily from the sale and installation of its solar pumping systems and solar energy products. Revenues are also derived to a lesser extent from government consulting projects and from grant revenue received. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured.

        Revenues from time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known.

        Revenues from equipment sales and installation contracts containing acceptance provisions are recognized upon customer acceptance. Deferred contracts cost represent costs incurred on uncompleted contracts. Cash payments received in advance of product or service revenue are recorded as customer deposits payable. Some contracts have specified identifiable multiple elements whereby upon completion of that stage or milestone and customer acceptance is received, the applicable revenue is recognized.

        Revenues from consulting projects are recognized as services are rendered. Grant revenues on the basis of entitlement periods are recorded as revenue when entitlement occurs.

Allowance for Doubtful Accounts

        The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of its customers were to deteriorate, such that their ability to make payments was impaired, additional allowances could be required.

Accounting for Income Taxes

        The Company is required to estimate its income taxes in each of the jurisdictions in which it operates as part of its consolidated financial statements. This involves estimating the actual current tax in addition to assessing temporary differences resulting from differing treatments for tax and financial accounting purposes. These differences together with net operating loss carryforwards and tax credits may be recorded as deferred tax assets or liabilities on the balance sheet. A judgment must then be made of the likelihood that any deferred tax assets will be recovered from future taxable income. To the extent that the Company determines that it is more likely than not that deferred tax assets will not be utilized, a valuation allowance is established. Taxable income in future periods significantly different from that projected may cause adjustments to the valuation allowance that could materially increase or decrease future income tax expense. As of December 31, 2004 and 2003 an allowance equal to 100% of the deferred tax asset was recorded.

Selected Financial Data

        The data set forth below should be read in conjunction with the Company's financial statements and related notes and this "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this filing. The statement of operations data presented below for the fiscal years ended December 31, 2004 and 2003 and the balance sheet data at December 31, 2004 and 2003 have been derived from the audited financial statements which appear elsewhere in this filing. The statement of operations data presented below for the years ended December 31, 2002, 2001 and 2000, and the balance sheet data at December 31, 2002, 2001 and 2000 have been derived from the Company's audited financial statements, which are not included in this filing.

	Year Ended December 31,
	2004	2003	2002	2001	2000
Operating Results
Net Revenue	$5,837,224	$1,279,573	$643,541	$241,045	$279,531
Gross Profit (Loss)	(149,085)	318,928	112,353	59,519	31,821
Loss From Operations	(6,087,358)	(3,301,020)	(2,007,536)	(1,547,865)	(1,958,821)
Loss Attributable To Common Stock	(8,056,694)	(3,924,774)	(2,005,731)	(2,494,757)	(1,704,179)
Net Loss Per Basic & Diluted Share Attributable To Common Stock	(0.12)	(0.08)	(0.04)	(0.07)	(0.06)
	December 31,
	2004	2003	2002	2001	2000
Balance Sheet Data
Cash and Cash Equivalents	$38,852	$59,045	$140,574	$18,115	$67,229
Working Capital	(2,324,752)	(2,350,312)	(1,082,224)	(1,001,153)	(607,636)
Total Assets	1,790,868	221,225	1,177,970	265,084	441,299
Long term obligations—less current portion	1,696,232	1,665,396	349,878	61,270	20,480
Stockholder's Deficit	(4,273,641)	(3,941,442)	(1,339,968)	(939,952)	(254,046)

Results of Operations

        Equipment Sales.    Equipment sales consisted of revenues from the installation of a 267,840 kW(dc) solar-driven irrigation and energy system for a citrus farm and the sales of solar equipment to a constructor of a 1,132,200 kW(dc) solar energy system constructed for a community college in the year ended December 31, 2004 and revenues from the installation of two solar pumping and energy systems in the year ended December 31, 2003. For the years ended December 31, 2004 and 2003, equipment sales represented 96% and 89% respectively of total revenues.

        Under the equipment sales contract for the 267,840 kW(dc) solar-driven irrigation and energy system the Company has guaranteed the price of certain Renewable Energy Credits (RECs) to be generated by the installation during the first seven years of operation. Based on current market indications the Company estimates its guarantee obligation may result in a loss of $393,617 which is tied to the future market and trading value of RECs traded in California. Without the knowledge of the future value of these RECs, the Company has recorded the estimated loss, $393,617, as a reduction of Equipment Sales revenue in the year ended December 31, 2004. Adjustments to the estimated guarantee obligation will be recognized as an adjustment of revenue over the seven year term of the guarantee obligation.

        The Company recorded no international equipment sales revenue in the year ended December 31, 2004. In the year ended December 31, 2003 the Company recorded international equipment sales revenue of $35,817. The Company's capabilities and technology are being reviewed by various relief organization including USAID, the United Nations and CARE to determine its role in the relief efforts going on in South East Asia as a result of the December 26, 2004 tsunami. The Company anticipates that international sales will be generated in 2005 as a result of the on-going capabilities and technical reviews.

        Grant Revenue.    Grant revenue consists of revenues from state and federal governmental agencies used to fund the Company's ongoing research, development and testing of new products and technologies. The Company recognizes research as services are rendered. During 2004, the Company completed one multi-year research contract. In the fourth quarter of 2003 the Company was awarded a grant in which work commenced in 2004 and will extend into the first half of 2005. In the third quarter of 2004 the Company was award a grant which will extend into 2005.

        Cost of Equipment Sales.    Cost of equipment sales consists primarily of third party construction and installation expense, materials and supplies required for construction and component equipment including the solar panels, solar array, inverters, variable speed drives and meters. In addition, commissions earned and warranty expense is included in the cost of equipment sales.

        Following completion of the 267,840 kW solar-driven irrigation and energy system the Company initiated an intensive review of all costs incurred to determine what steps should be taken to reduce unexpected costs in order to generate a viable gross margin on future projects. Key findings from the review included: a) complete detail engineering prior to start of field construction; b) infusion of discipline in the sourcing and procurement of components; and c) greater involvement of existing engineering personnel from the beginning of contract discussions through project completion.

        Cost of Grant Revenue.    Cost of grant revenue consists primarily of third party subcontracted costs incurred for consulting expenses and prototype costs. The Company expenses internal research engineering and development costs as incurred, see Research and Development expense below.

        Marketing, general and administrative expenses.    Marketing, general and administrative expenses consist primarily of salaries and related personnel costs, travel, professional fees, including legal and accounting, rent, insurance, and other sales and marketing expenses. The Company increased the number of persons directly involved in the marketing and sales of its installation during the second half of 2004. The Company expects to expend an increase in absolute dollars in 2005as the Company increases its sales efforts, hires or retains on a commission basis additional sales personnel, and initiates additional marketing campaigns beyond the agricultural sector which in 2003 and 2004 was the primary focus of the Company's domestic marketing efforts.

        Debt sourcing fees and commissions.    The Company historically has financed its operations through a combination of convertible debt, convertible preferred stock, and equity. To date on-going operations have been a net user of capital and is expected to continue to be a net user of capital through at least the first half of 2005. The result of having to rely on outside sources of capital for financing has been very costly for the Company. Debt sourcing fees and commissions are expected to be incurred in 2005 until the Company's revenue of equipment sales grows to a level where gross profit can cover operating expenses.

        Research and development expense.    Research and development expense consists primarily of internal personnel salary and related personnel costs and prototype costs incurred to improve the design of the Company's installations and expand the Company's product line. Research and development is critical to the Company's strategic objectives of enhancing its technology to meet the requirements of its expanding target customers. The Company expects to maintain, if not increase, its current level of expenditure for research and development going forward.

Comparison of Years Ended December 31, 2004 and 2003

        Revenues.    Equipment sales for the year ended December 31, 2004 were $5,614,362, an increase of $4,471,060, or 391% from $1,143,302 for the same period in 2003. The increase in equipment sales was due to the Company being the supplier of panels and associated solar equipment components to a 1,132,200 kW(dc) solar energy system constructed at a community college in California and the installation of a 267,840 kW solar-driven irrigation and energy system at a citrus farm in California. Grant revenue for the year ended December 31, 2004 were $222,862, an increase of $86,591, or 64%, from $136,271 for the same period in 2003. The increase in grant revenue recognized was primarily attributable to the Company's research grant from the Board of Public Utilities of the State of New Jersey for which work and associated revenue was recognized beginning in the first quarter of 2004 and will continue through the first half of 2005.

        Under the equipment sales contract for the 267,840 kW(dc) solar-driven irrigation and energy system the Company has guaranteed the price of certain Renewable Energy Credits (RECs) to be generated by the installation during the first seven years of operation. Based on current market indications the Company estimates its guarantee obligation may result in a loss of $393,617 which is tied to the future market and trading value of RECs traded in California. Without the knowledge of the future value of these RECs, the Company has recorded the estimated loss, $393,617, as a reduction of Equipment Sales revenue in the year ended December 31, 2004. Adjustments to the estimated guarantee obligation will be recorded as an adjustment of revenue over the seven year term of the guarantee obligation.

        Cost of Goods Sold.    The Company's cost of equipment sales for the year ended December 31, 2004 was $5,731,841, an increase of $4,890,715 or 581% from $841,126 for the same period in 2003. This increase is directly attributable to the Company's completion of larger projects in 2004 compared to two in 2003 resulting in the installation of 1,400,040 kW(dc) watts of solar energy in 2004 compared to 143,208 kW(dc) during the same period in 2003. The cost of grant revenue for the year ended December 31, 2004 was $254,468 an increase of $134,949, or 113% from $119,519 during the same period in 2003.

        Gross Profit(Loss).    The Company's gross loss for the year ended December 31, 2004 was $149,085. In 2003 the Company had a gross profit of $318,928. The Company's decline in gross profit is attributable to: the Company's installation of the267,840 kW solar-driven irrigation and energy system where: (a) unanticipated additional engineering and construction costs totaling approximately $416,000; and (b) a contingent guarantee liability of $393,617 associated with the Company's guarantee of the future value of Renewable Energy Credits (RECs) has been recorded. In addition, the Company acted as a supplier of panels and associated solar equipment components for a 1,400,040 kW(dc) watts solar energy being constructed by a third party constructor. The Company's proprietary technology was not involved and therefore earned a lower gross margin.

        The Company had a gross loss of $31,606 on grant revenue for the year ended December 31, 2004 whereas in the same period in 2003 the Company had a gross profit of $16,752.

        Marketing, General and Administrative.    Marketing, general and administrative expenses for the year ended December 31, 2004 were $3,821,978 an increase of $1,241,569 or 48%, from $2,580,409 for the same period in 2003. Below is a table breaking down the increase by expense categories between the year ended December 31, 2004 and 2003:

Expense Differences Between Year-Ended December 31, 2004 and 2003

Increase in:
Personnel cost including salaries, benefits and travel	$589,827
Foreign business development representation	298,500
Sales commissions	127,078
Legal and accounting	104,702
Office expenses	84,470
Advertising	44,308
Worldwater (Phils) operating expenses	22,603
Decrease in:
Charge for the allowance of doubtful accounts	(35,671)

Total	$1,235,817

        Debt Sourcing Fees And Commissions.    Fees and commissions incurred to raise debt in the year ended December 31, 2004 were $1,913,071 an increase of $1,379,104 or 258% from $533,967 in same period in 2003. The Company has incurred, will continue to incur substantial fees and commissions, including investor relations fees, raising convertible debt to fund its working capital requirements until equipment sales and associate gross profits reach a level to cover operating expenses.

        Research and Development.    Research and development expenses in the year ended December 31, 2004 were $203,224, a decrease of $302,348 or 60% from $505,572 in the same period in 2003.

        Loss from Operations.    In the years ended December 31, 2004 and 2003 the Company incurred a loss from operations of $6,087,358, an increase of $2,786,338 or 84% from $3,301,020 in the same period in 2003..

        Interest Expense.    Interest expense was $2,178,222 in the year ended December 31, 2004 an increase of $1,592,968 or 272% from $585,254 in the same period in 2003. This reflects: a) the increase in convertible debt outstanding during the respective periods; b) an increase in beneficial conversion interest recorded in 2004 verses 2003 of $650,405 and c) greater amortization of original issue discount of $161,973 attributable to the value of warrants that were attached to the convertible debt when issued in 2003 and 2004.

        Income Taxes.    The Company recognized an income tax benefit of $219,381 for the year ended December 31, 2004 and no benefit or expense ended in 2003. The Company participates in the State of New Jersey's Corporation Business Tax Benefit Certificate Transfer Program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporation business taxpayers. In 2004 the Company's application was accepted by the New Jersey Economic Development Authority (the "EDA") to participate in the program for tax losses incurred in 2003 and

2002. During 2004 the Company sold approximately $1,200,000 and $1,450,000 of its 2003 and 2002 New Jersey State net operating loss carryforwards and $6,020 and $14,418 of its 2003 and 2002 research and development tax credits and recognized a tax benefit of $219,381. The Company did not participate in the program in 2003.

Liquidity and Capital Resources

        At December 31, 2004, the Company had a net working capital deficiency $(2,324,752) and a Stockholders' deficiency of $(4,273,641).

        The consolidated financials include herein are presented on the basis that the Company will continue as a going-concern. The going-concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's working capital deficit and stockholders' deficiency raises substantial doubt about the Company's ability to continue as a going-concern. The Company has historically financed operations and met capital expenditures requirements primarily through sales of capital stock and, to a lesser extent, research revenues and solar system equipment sales. Management continues to raise capital through the sale of common stock and additional borrowings. In addition, management is continuing to market company products domestically and internationally. However, there can be no assurances that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going-concern uncertainty.

        The Company needs additional financing to execute its business plan and to respond to business contingencies such as the need to enhance its intellectual property rights, respond to competitive pressures, and develop complementary businesses or necessary technologies. The Company does not know whether it will be able to raise additional financing on favorable financing terms. If adequate funds are not available or are not available on acceptable terms, the Company's ability to fund its operations and expand its sales distribution network, or otherwise respond to competitive pressures will be significantly limited.

        Cash Used in Operating Activities.    The Company used $4,974,772 in its operating activities in the year ended December 31, 2004, an increase of $2,985,391or 150% from $1,989,381 used in the same period in 2003. The increase is attributable to increased domestic sales efforts principally in California and New Jersey which required the addition of personnel and the unanticipated cost over runs on the 267,840 kW(dc) solar-driven irrigation and energy system installation and increased costs incurred to obtain equity and debt funding.

        Cash Used in Investing Activities.    The cash used in investing activities in the year ended December 31, 2004 was $29,699, an increase of $12,305 or 71% from $17,394 invested in 2003. Expenditures were principally for computers and office furniture and fixtures associated with additional personnel.

        Cash Provided By Financing Activities.    The Company financed its operations through the issuance of convertible debentures and the issuance of common stock as the result of sales and exercise of options and warrants in the years ended December 31, 2004 and 2003. The cash provided by financing activities in the year ended December 31, 2004 was $4,990,962 an increase of $3,030,398 or 155%, from $1,960,564 for the same period in 2003. In 2004, the Company issued three-year convertible notes having a face amount of $1,180,000 and $1,000,000 in convertible notes maturing October 1, 2005 to institutional and accredited investors. During 2003, the Company issued three-year convertible notes totaling $1,775,000 and notes payable of $868,003 to institutional and accredited investors. The three-year notes bear interest at 10% per annum payable semi-annually in either cash or common stock of the Company, at the election of the holder, and are convertible into common stock of the Company at $0.15 per share into an aggregate of 14,217,000 shares as of December 31, 2004. The convertible debt maturing October 1, 2005 bears interest at the rate of 15% per annum payable monthly and is convertible, at the election of the Company provided the issued shares are tradable, into common stock of the Company into a maximum of 10,000,000 shares under thirty (30) percent discount to then current market price of the Company's stock with a cap of $0.30 per share and a floor of $0.10 per share. The conversion feature of the convertible notes issued in 2004 resulted in the recording of beneficial conversion interest, a non-cash operating charge, of $855,738 an increase of $650,405 or 317%, from $205,333 for the same period in 2003.

        In conjunction with the issuance of the three year convertible notes detachable warrants having a term of five years were issued in 2004 and 2003 resulting in a discount on the debt and a charge to additional paid in capital of $593,900 and $587,693 in 2004 and 2003, respectively:

Exercise Price per Share	Detachable Warrants Issued 2004	Detachable Warrants Issued 2003
$0.30	5,638,667	7,839,001
0.20		89,333
0.15		89,333

        During 2004 and 2003, the Company made payments on notes payable and long-term debt of $308,194 and $697,439, respectively.

        The Company generated cash through the sale of common stock of $2,440,000, including $2,290,000 of stock sold under the SPA described below, and had warrants and options exercised which resulted in proceeds of $464,003 in 2004. During the same period in 2003, the Company generated $15,000 in cash through exercise of warrants and options.

        In April, 2004, the Company entered into a SPA with SBI Brightline VIII LLC ("the Purchaser"). In 2004, subject to the terms of the SPA, the Company issued and sold to the Purchaser 12,000,000 shares of common stock and issued 3,600,000 detachable warrants as shown in the table below:

	Common Stock Purchase Rights		Warrant Rights
Tranche No.	No. of Shares	Price Per Share	No. of Warrants	Price Per Warrant
Purchased Prior to December 31, 2004
1	7,000,000	$0.17	2,100,000	$0.17
2	5,000,000	$0.22	1,500,000	$0.22
Available to be Purchased as of December 31, 2004
3	5,000,000	$0.27	1,500,000	$0.27
Total/Average	17,000,000	$0.214	5,100,000	$0.214

        The trading price of the Company's common stock during the several week period leading up to April 1, 2004, the effective date of the SPA, was generally greater than the price per share for Tranche No. 1 shares that were sold under the SPA; however, the average closing price during March 2004 was slightly more than $0.20 per share and the average share price of all of the shares to be sold under the SPA is slightly greater than $0.21 per share.

        The SPA expired on December 31, 2004. The Company has permitted the Purchaser to purchase shares under the terms of the expired SPA in the first quarter of 2005. The Purchaser is not obligated to purchase nor is the Company obligated to sell the remaining stock of third Tranche. The Company cannot make any assurances that the remaining stock of the third Tranche will be acquired by the Purchaser.

        In the first quarter 2005, the Company issued and sold to the Purchaser 740,741 shares of common stock at a price of $0.27 per share as the initial installment of the third Tranche resulting in equity proceeds of $200,000. In conjunction with the sale of the stock, the Company issued 222,222 unregistered warrants at a price of $0.27 per share included in the third Tranche shown above. The Company cannot make any assurances that the remaining stock of the third Tranche will be acquired by the Purchaser.

        The Company currently does not have any special purpose entities or off-balance sheet financing arrangements.

        The following table summarizes the Company's contractual obligations as of December 31, 2004 and the effect such obligations are projected to have on its liquidity and cash flow in future periods:

	Operating Lease Payments	Employment Payments	Total
2005	$159,944	$433,500	$593,444
2006	140,337	346,000	486,337
2007	64,773	—	64,773

Total	$365,054	$779,500	$1,144,554

        In the first quarter the Company made an offer to warrant holders having warrants with an exercise price in excess of $0.20 an opportunity to exercise those warrants at $0.20 per share provided the warrants are exercised on or before March 31, 2005. As of March 31, 2005, there have been 781,667 warrants exercised resulting in proceeds of $156,333 to the Company. The Company is determining the proper accounting treatment of these transactions which will be recorded in the first quarter and which the Company believes will have no material affect on its financial statements.

Income Taxes

        As of December 31, 2004, the Company had federal and state net operating loss carryforwards totaling approximately $20,991,800 and $1,934,000, respectively, available to reduce future taxable income and tax liabilities which expire at various dates between 2005 and 2024. In addition, as of December 31, 2004, the Company had federal and state research and development tax credit carryforwards of approximately $180,600and $20,000, respectively, available to reduce future tax liabilities which expire at various dates between 2009 and 2024. Under provisions of the Internal Revenue Code, substantial changes in the Company ownership may limit the amount of net operating loss carryforwards and research and development credit carryforwards, which can be used annually to offset future taxable income and tax liabilities. Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Management has considered the Company's history of losses and, in accordance with the applicable accounting standards, has fully reserved the deferred tax asset as of December 31, 2004 and 2003.

Recent Accounting Pronouncements

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This has no impact on the Company.

        In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The compensation cost will be measured based on the fair value of the equity or liability instruments issued. The Statement is effective as of the beginning of the first interim or annual period beginning after December 15, 2005 for public entities that file as small business issuers, such as the Company.

        In September 2004, the FASB's Emerging Issue Task Force ("EITF") reached a consensus on EITF Issue No. 04-08, the Effect of Contingently Convertible Instruments on Diluted Earnings per Share. The task force reached a conclusion that contingently convertible instruments should be included in diluted earnings per share computations, if dilutive, regardless of whether the market price trigger or other contingent feature has been met.

        In April 2004, the Emerging Issues Task Force issued Statement No. 03-06 ("EITF 03-06"), "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share." EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have a material impact on the Company's financial position or results of operations.

        In December, 2003, the Staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition", which supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's related "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB 101 that had been codified in SEC Topic 13, "Revenue Recognition." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

        In May 15, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 represents a significant change in practice in the accounting for a number of financial instruments; including mandatory redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. The Company currently does not have any such instruments. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003. There was no impact from the adoption of this statement.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

        In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities" ("FIN 46") and, in December 2003, issued a revision to that interpretation ("FIN 46R"). FIN 46R replaces FIN 46 and addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. A Variable Interest Entity ("VIE") is defined as (a) an ownership, contractual or monetary interest in an entity where the ability to influence financial decisions is not proportional to the investment interest, or (b) an entity lacking the invested capital sufficient to fund future activities without the support of a third party. FIN 46R establishes standards for determining under what circumstances VIEs should be consolidated with their primary beneficiary, including those to which the usual condition for consolidation does not apply. The adoption of FIN 46R did not have a material impact on the Company's financial position or results of operations.

Critical Accounting Estimates

        The consolidated financial statements in this prospectus are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.

        The Company's working capital deficit of $2,324,752 and stockholder's deficiency of $4,273,641 raises substantial doubt about the Company's ability to continue as a going concern.

        The Company continues to raise capital through additional borrowing, issuance of convertible debt and sale of common stock. In addition, the company continues to market its products both domestically and internationally. However, there can be no assurances that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

BUSINESS

Description of Business

        WorldWater Corporation ("the Company"), doing business as WorldWater & Power Corporation beginning in September 2004, is an international solar engineering and water management company with unique, high-powered solar electric technology providing solutions to water supply and energy problems. The Company has developed patented solar electric systems capable of operating pumps and motors up to 600 horsepower for irrigation, refrigeration, and water utility pumping systems. WorldWater's proprietary AquaMax™ system is controlled by the Company's patented AquaDrive™, an electronic board that reads and translates the output of solar electric Direct Current ("DC") from solar panels, converting the flow into Alternating Current ("AC") for delivery to the electric grid or to water pumps or any 3-phase AC motor. The Company's AquaMax™ hybrid solar irrigation pumps are able to operate on solar alone or in combination with the electric grid or diesel generators. Among the advantages of the Company's proprietary solar technology is that, in the event of a grid outage, power can be seamlessly and automatically transferred to the solar electric system for continued operation without interruption and without operator intervention.

        WorldWater's proprietary technology permits the use of high power (above 10 hp) AC Pumps, an option previously unavailable for solar power. AC pumps are widely available in countries throughout the world, allowing replacement pumps and parts to be supplied on a local basis. Other forms of solar powered photovoltaic (PV) pumping systems currently available use less reliable and less durable DC pumps or custom AC pumps, which are more costly and not readily available in most developing countries.

        Until 2002, WorldWater's business was focused exclusively on helping developing countries with water and power problems, but the Company's sharply increased power capability, coupled with growing energy shortages in the U.S., has opened widespread and emergent domestic market opportunities. WorldWater's ability to operate large-scale pumps is especially important in areas where electricity is expensive and diesel considered too polluting. California, for example, a major target market for the Company, is striving to increase renewable energy usage in order to reduce demand on the state's electric utilities grid and improve the state's air quality by granting rebates to buyers and giving significant tax credits and other incentives for purchasing renewable energy. In New Jersey, rebates from the electric utilities plus federal tax incentives for the purchase of renewable power can reduce the price of WorldWater's systems, including the high-powered hybrid AquaMax™, by in excess of 50 percent. This enables renewables in general to better compete against traditional energy sources in New Jersey, California and other states in industries such as agriculture, viniculture, and utilities.

        By employing the hybrid AquaMax™ irrigation system, which can operate motors up to 600 horsepower by sunshine alone or in combination with the existing electric grid or diesel, a farmer can irrigate his land at little or no additional cost over what is paid currently for irrigation powered by grid electricity. Once WorldWater's system is installed, power generated by the sun to drive irrigation equipment has limited on-going maintenance cost. When a farmer is not irrigating, the sun is still developing electricity through WorldWater's system and the power is returned to the electrical utility for storage and later use, or for direct utility bill credit (depending upon the state). This process is called net metering and is already in operation in New Jersey and California as well as more than 30 other states. By automatically switching between solar and other power sources, the AquaMax™ enables a farmer to protect against a loss of irrigation ability even during daylight power shortages or blackouts.

        The Company was incorporated in the state of Nevada on April 3, 1985 under the name of Golden Beverage Company. In April 1997, the Company entered into a reverse merger transaction with WorldWater, Inc., a Delaware corporation formed in January 1984. Since the merger transaction, the Company, under the name of WorldWater Corp., has been engaged exclusively in the solar/water power industry. In June of 2000, the Company shareholders voted to change the state of incorporation from

Nevada to Delaware. The Company stock is publicly traded on the NASDAQ OTC Bulletin Board under the symbol WWAT.OB.

        The Company has its corporate headquarters and research facilities located at 55 Route 31 South in Pennington, New Jersey 08534. WorldWater conducts research and designs, develops and markets proprietary technology relating to solar energy and water engineering, including solar power projects and international water management consulting, at this location.

a)            Major Customers and Export Sales

        The Company offers a wide range of water resource services worldwide, driven by its solar-powered pumping systems. Applications include irrigation, refrigeration and water utility pumping systems. The initial focus in the United States has been California and New Jersey because of energy shortages, high energy costs and attractive rebates available to customers from local utilities, along with tax credits from federal and state governments. The Company is looking to broaden its focus to other states to increase revenues as well as continuing to submit proposals to various foreign governments in need of solving critical water supply and energy problems using the Company's high-powered solar technology. Most recently, the Company proposed a plan to use its proprietary solar equipment to assist in the rehabilitation of the coastal communities of Sri Lanka, where the tsunami of December 26, 2004 destroyed much of the coastal water resources.

        In the year ended December 31, 2004 equipment sales consisted of revenues from the installation of a 267,840 kW(dc) solar-driven irrigation and energy system for a citrus farm and the sales of solar equipment to a constructor of a 1,132,200 kW(dc) solar energy system being installed for a community college. In the year ended December 31, 2003 equipment sales revenue was made up of revenue from the installation of two solar pumping and energy systems totaling 143,208 kW(dc). For the years ended December 31, 2004 and 2003, equipment sales represented 96% and 89% respectively of total revenues. All of the Company's revenue in 2004 and 97% of the its revenue in 2003 originated in the United States.

California

        The Company entered the California agriculture market in 2002 with the implementation of a 50 hp irrigation pumping system for a cotton farm in the San Joaquin Valley. In 2003, WorldWater installed its first solar refrigeration system at a food processing facility near Bakersfield, CA. In the first half of 2004, WorldWater supplied a one MW solar electrical system at Cerro Coso Community College, Ridgecrest, CA, the largest PV installation on a U.S. community college campus. In December 2004, WorldWater completed installation of the world's largest solar irrigation pumping system at a citrus ranch in San Diego County, CA, which powers a 200 horsepower irrigation pump.

New Jersey

        The Company entered the New Jersey agricultural market in 2003 with completion of a 24 kW solar electrical system at Flatbrook Farm, an organic meat and poultry farm in Montague, NJ. The New Jersey Board of Public Utilities (BPU) has authorized a comprehensive range of incentives which took effect in January 2004 and which will require more than $600 million of new PV installations in the state over the next five years.

International

        WorldWater has operated in the Philippines since 1997 when the Company delivered 25 solar pumps for installation by the National Irrigation Authority (NIA) under a directive from former President Fidel V. Ramos. The Company has a Philippine marketing subsidiary, WorldWater (Phils) Inc., and has established a local management team to develop and implement business.

        In September 2003, WorldWater (Phils) inaugurated a solar-powered prepaid municipal water distribution system for the municipality of Ronda on the island of Cebu. The municipal water distribution system utilizes "smart card" technology as a financing solution to address problems associated with the payment collection process. The Ronda system uses WorldWater's proprietary AquaCard™ debit card system, which operates directly with WorldWater's AquaMeter™ solar pumping stations throughout the community. The project was made possible by a commercial loan from the Philippine National Bank and required no subsidies.

        Winrock International contracted with WorldWater in 2003 to evaluate potential water supply development and sanitation solutions for selected communities within the Alliance for Mindanao Off-Grid Renewable Energy (AMORE) area in the Southern Philippines. The assessment study has been completed and proposals remain outstanding for project implementation.

b)            Products

Solar Water Systems

        AquaMax™ high yield hybrid irrigation pumps take solar water pumping systems to unprecedented production levels. WorldWater has the technological capability to drive motors and pumps up to 600 hp, delivering thousands of gallons of water per minute by solar energy alone or in automatic combination with the electric grid or diesel generators. Irrigating fields in remote areas with solar power requires no fuel costs, limited maintenance, while generating no noise and no pollution. With WorldWater's hybrid systems, if sunlight is not available or decreases as a result of cloud cover, the AquaMax™ can automatically switch to an alternate power source: diesel generation, batteries, or the electrical grid.

        The patented AquaDrive™ controller converts solar DC current to AC, then supplies the AC power to a motor or pump from either the solar array or the grid (or diesel generator) or simultaneously from both sources. The hybrid operation is programmed to be completely automatic so manual intervention is not required to switch from one power source to the other.

        The AquaMeter™ water meter allows consumers to buy water with prepaid electronic "smart card" technology. During each sale, the meter deducts the charge and indicates the balance remaining on the card, which can be recharged at a designated vendor site with additional cash payment. Designed to be tamper-proof, the meter also discourages wasteful spillage. Revenue collected from the AquaCard™ is used to pay for the solar water system.

Solar Power Systems

        SolPower™ PV power systems are designed for off-grid homes, schools, health clinics, and village community centers. The systems produce electricity for lighting, TV, radio, computers and a host of other uses. The key market for this power system is in developing countries where those living outside major cities are not connected to the electrical grid system.

        SolBrite™, WorldWater's solar charged portable lantern, can be used virtually anywhere. A PV module charges a high-quality, maintenance-free battery, located in the base of the unit, to illuminate a bright fluorescent light.

        SolLite™ WorldWater's solar light fixture, was developed by WorldWater engineers to meet the demands of the marketplace for an affordable light at half the price of the competition. SolLite™ also conserves energy, using less power while still achieving similar output.

c)            Marketing

        WorldWater markets the AquaMax™ pumping systems and other solar products worldwide to both institutional public and private commercial markets. Until 2002, products were primarily marketed in developing nations, where there is a great need for electrical power and clean water. Today, the Company markets both internationally and domestically. The AquaMax™ pumping systems allow farms, water utilities and other large industrial power users in the US to take advantage of state and federal financial incentives available for solar-powered systems while hedging against escalation in fossil fuel prices. Potential markets include agriculture, dairies, livestock farms, water utility districts, wineries and food processing facilities (refrigeration pumps and compressors).

        In California, the Company has completed installations driving a 50 hp and a 200HP irrigation system for a cotton farm and a citrus ranch respectively, a food processing system with a 350 hp compressor pumpand supplied the equipment for 1,132,200 kW(dc) solar energy system installed at a community college. In New Jersey, WorldWater has completed construction of a 24 kW system supplying electricity to an organic farm and has prepared bids for numerous schools as well as utility clients. Today, the price of the WorldWater systems being marketed in California and New Jersey range from approximately $300,000 to several million dollars. In California, WorldWater has a sales and technical support office in Foster City and consultants working out of San Diego and Sacramento to service the state. WorldWater's East Coast and International operations are managed from its headquarters in Pennington, NJ.

        International marketing efforts are targeted to identify specific project opportunities that have the potential for long-term growth and institutional financial sources that are capable and willing to finance these projects. The massive reconstruction effort being undertaken in Iraq presents unique opportunities for American contracting companies, and WorldWater has partnered with The Sandi Group, one of the largest Iraqi construction and logistics companies, to pursue these opportunities. WorldWater has also provided specific proposals to various relief agencies in support of the Tsunami relief effort in Southern Asia. WorldWater has formed an alliance with the Xinhua Financial Network Limited Financial Group to explore market opportunities in the Peoples Republic of China.

        The need and price for water worldwide are growing annually. The United Nations estimates that $8 billion annually is currently spent in providing safe drinking water in developing countries, and that $100 billion will be required over the next five years. The challenge of how to bring safe drinking water and electricity to rural households in need is one focus of WorldWater's proprietary solar technology. Solar energy supplies more energy in one hour than the world uses in one year, so it is an abundant resource well suited to the dispersed communities off the electrical grid without the negative pollution attributes of fossil fuels.

        Over the last 15 years, the photovoltaic (PV) industry has grown in revenues from $2 million to over $5 billion. By 2020, worldwide annual PV direct sales are estimated to be $27 billion and related sales are estimated to be more than $50 billion per year as stated by the U.S. National Renewable Energy Laboratory Report, "Photovoltaics: Energy for the New Millennium," January 1, 2000. Advances in PV technology and corresponding reduction in costs in addition to enhanced state and federal rebate programs continue to fuel the increasing demand for PV power. Great potential for PV technology also lies in developing countries where roughly 2 billion people lack electricity and sufficient water supplies. Applications range from remote pumping, irrigation, telecommunications and lighting to complete community power systems..

        Based on estimates by the United Nations Development Program and the World Bank, the cost of bringing clean water to the 2 billion people who are without access to safe drinking water will be approximately $50 per person, or $100 billion total. Governments may be forced to reallocate their funding resources to address what the World Bank says will be a major problem of the 21st century—water shortages. WorldWater is well positioned to cost effectively service this growing demand for sustainable potable water supplies.

        A similar size investment is needed to supply electricity to underdeveloped nations. For example, WorldWater's analysis of the remote power markets in the Philippines alone, where only 28 of the 2,800 inhabited islands have access to electricity, shows that a modest 10% penetration by solar power represents an outstanding market opportunity.

        WorldWater is marketing the AquaMax™ pumping system and its other solar products worldwide to both public institutions and private enterprises.

        WorldWater provides solar solutions for water and power needs by:

  •
  Combining the two technological requirements of solar engineering and water engineering, thus enabling the Company to more effectively implement sustainable turnkey programs;

  •
  Utilizing Company specialists to locate and evaluate water sources;

  •
  Conducting site assessments to appropriately size solar water pumping and electrical systems;

  •
  Installing the Company's proprietary solar products;

  •
  Focusing sufficient resources on community preparation and capacity-building for the technology;

  •
  Arranging project financing.

        A key marketing strategy is the utilization of alliances. WorldWater, as a water and power solutions provider, is in an ideal position to partner with major international organizations to enhance its financing capabilities and with local organizations to enhance project implementation.

        WorldWater has a longstanding relationship with the U.S-based firm Vincent Uhl Associates for hydrogeological studies and with Morehouse Engineering, a power system controls engineering firm. The companies have successfully worked together in a number of international markets. Vincent Uhl Associates has located, drilled and tested new groundwater sources in the Americas, Africa and Asia including a detailed analysis of the available water resources in Sri Lanka and Morehouse Engineering has operated with the Company in Africa and Pakistan.

        The Company has working alliances with Winrock International (see above), The Sandi Group (see above), Princeton Power Systems (see below), International Center for Water Technology (see below) and the Xinhua Financial Network Limited Financial Group (see above).

        In addition, WorldWater works with financial institutions such as private investment funds, the U.S. Trade & Development Agency, the Export-Import Bank, World Bank, and USAID in their efforts to secure safe drinking water and power in emerging nations.

        Domestically, WorldWater has worked with Rutgers University agro-engineers and with Cumberland County College in developing solar drip irrigation systems for use in fresh and brackish water, and with the International Center for Water Technology, California State University at Fresno, to explore uses of solar power in domestic irrigation.

        During the fourth quarter of 2004, the Company entered into a $309,000 contract to install a 57-hp solar-powered pumping system for the Idyllwild Water District in Idyllwild, California. The WorldWater system will power seven pumps in one of Idyllwild's basic water delivery systems. Construction is scheduled to commence in April 2005.

        The Company entered into a $1,800,000 contract in March 2005 to supply solar-generated electricity for a tree farm in Southern California. The Company's proprietary solar AquaMax™ will drive a 200 horsepower water pump in this project.

        Also during the first quarter of 2005, the Company was notified that it was selected by the Atlantic County (New Jersey) Utilities Authority to install a $3,250,000 million solar energy system at a wastewater treatment plant near Atlantic City. This transaction is subject to the issuance of a $1.9 million rebate from the New Jersey Board of Public Utilities Office of Clean Energy, and a low-interest loan from the New Jersey Environmental Infrastructure Trust program. It is anticipated that approximately $2,200,000 of this $3,250,000 contract will be payable to WorldWater, with the balance payable to an unrelated construction management firm.

d)            Research and Development

        A key strategy of WorldWater is to continue developing innovative, cutting edge products to meet water and electricity needs with proprietary solar technology. The Company holds a patent on the electronic board controller (AquaDrive™) of the AquaMax™ system. In 2003, the Company also was awarded a patent on its automatic switching technology, which enables the system to perform multiple functions such as water pumping and battery charging and also to switch automatically between solar and grid-tied, diesel or battery power sources.

        In November of 2003, the Company was awarded a $300,000 Renewable Energy and Economic Development (REED) inaugural grant by the New Jersey Board of Public Utilities to develop power electronics for controlling interaction between the electric grid, solar power and motors. Princeton Power Systems, Princeton, NJ, is WorldWater's subcontractor on the 18-month grant, the results of which are expected to reduce the cost of electronic control equipment used in the AquaMax™.

e)            Intellectual Property

        WorldWater has obtained patents and continuations-in-part for its newly developed electronics systems and has filed for protections of its patents in the Philippines. Thomas McNulty, Sr., Dr. Anand Rangarajan, and Douglas Williams of WorldWater and Quentin T. Kelly, Chairman and CEO, together with Princeton University engineers have been issued patents, all of which are assigned to WorldWater. The Company holds patents on the electronic board controller (AquaDrive(TM)) of the AquaMax(TM) system and on the Solar Thermal Powered Water Pump. In 2003, the Company was issued a patent on an electronic board that allows, in case of the interruption of service in an A/C grid power system, the automatic transfer to solar-powered systems for uninterrupted operation of motors and other power loads. The following table shows the Company's existing patents and pending patent applications.

Patent Title	Domestic/ International	Patent File No.	Status	Expiration
Solar Thermal Powered Water Pump	Domestic	U.S. 5,163,821	Approved	December 17, 2012
Switchable Multiple Source Power Supply	Domestic	US 6,583,522	Approved	June 24, 2023
Bias controlled DC to AC converter and systems	Domestic	US 6,275,403	Approved	August 14, 2021
Bias controlled DC to AC converter and systems	International-Philippines	US 6,275,403 B1	Pending
Hybrid AC/DC	Domestic	US -2004 - 0095091-A1	Pending
No Load Motor Cutoff Method And Apparatus	Domestic	US -2004 - 10/938829	Pending
Smart Card Water System	International		In Process

f)            Source and Availability of Components

        The solar modules used in the Company's systems are composed of silicon and other photovoltaic materials. Suppliers of solar modules include Shell Solar, Kyocera, Sharp, BP Solar and RWE Schott. WorldWater orders solar modules and related articles from several suppliers and has not entered into any term supply contracts.

        Sub-contractors currently manufacture components of the AquaMax™ systems in the United States. WorldWater will continue to source components, specifically solar modules, worldwide, based on quality and cost considerations.

g)            Competitive Conditions Affecting the Company

        The Company's products compete with both conventional power generation and solar power technologies. The main competitive technologies are diesel and gasoline generators, and electrical grid extension. The cost of installing a solar pump may be more or less than the cost of an electrical grid extension, depending on the particular installation. However, the life-cycle cost benefit of the solar driven motor or pump is the reduction in on-going electric costs. Solar generation is a hedge against escalation in fossil fuel prices, without the negative pollution attributes. The initial cost of acquiring a diesel pump is less than the initial cost of a solar pump, but the on-going incremental operating and maintenance costs of the diesel pump are greater and, in remote areas, the supply of fuel and spare parts are not always readily available.

        The Company's most commonly encountered solar pumping competitor is Grundfos A/S of Denmark, a manufacturer of a large range of water pumps, including a solar pump line. The Grundfos pumps run off a specially wound AC motor. Aero-Environment of California has somewhat similar technology using limited size AC pumps. There are a number of other solar pump companies, including Solar Jack of the US, Sun Motor of Canada, Southern Cross of Australia, and Total Energie from Europe, which produce limited horsepower DC pumps. The Company's systems operate conventional AC powered pumps up to 600 horsepower.

h)            Subsidiaries

        WorldWater Corp., 100% wholly owned inactive subsidiaries include:

    WorldWater, Inc.

    WorldWater Holdings Inc.

    WorldWater East Africa Ltd.

    WorldWater Pakistan (Pvt.), Ltd.

        WorldWater also owns a 90% interest in WorldWater (Phils), an "active" Philippine corporation.

i)            Government Regulations

        Compliance with federal, state, and local provisions regarding the production and discharge of materials into the environment is expected to have no effect on capital expenditures, earnings and competitive position. The Company has a program to comply fully with the U.S. Foreign Corrupt Practices Act.

j)            Employees

        On December 31, 2004, the company employed 20 people on a full-time basis. The Company also hires consultants on an as-needed basis and has informal arrangements with two water consulting companies, the hydrogeological firm of Vincent Uhl Associates and Morehouse Engineering, specialists in power control, and water/wastewater treatment systems integration.

Description of Properties

        The Company's executive office, research and development facility is housed in a 12,000 square foot site located at 55 Route 31 South, Pennington, New Jersey 08534. This facility is leased under an operating lease expiring June 25, 2007. The Company also uses a second facility in Hopewell, New Jersey for conferences, meetings and demonstrations of its products. This facility is leased from

Quentin T. Kelly, the Chairman and Chief Executive Officer, on a month-to-month basis. See "Certain Relationships and Related Transactions".

        In July of 2004, the Company opened a sales and technical support office in Foster City, California under a two-year lease expiring May 31, 2006. In July of 2004, the Company closed its government liaison office in Sacramento, California.

Legal Proceedings

        Although WorldWater is involved in ordinary, routine litigation from time to time incidental to its business, it is not presently a party to any other legal proceeding, the adverse determination of which, either individually or in the aggregate, would be expected to have a material adverse affect on the Company's business or financial condition.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of December 31,2004. Their respective backgrounds are described following the table:

Name	Age	Position With the Company
Quentin T. Kelly	70	Chairman of the Board and Chief Executive Officer
Dr. Anand Rangarajan	54	Executive Vice President
Peter I. Ferguson	61	Vice President
James Brown	49	Vice President, Chief Financial Officer and Corporate Secretary
Joseph Cygler	69	Director
Rolf Frauenfelder	38	Director
David Lifschultz	58	Director
Dr. Davinder Sethi	57	Director
Lange Schermerhorn	64	Director

        Quentin T. Kelly founded WorldWater, Inc. in 1984 as a consulting and R&D company and has been Chairman and CEO since then. Mr. Kelly was previously Director of Information Services and Assistant to the President of Westinghouse Electric Corporation from 1965 to 1971, and subsequently became President of Kelly-Jordan Enterprises, Inc., a leisure products company from 1971 to 1975, and then President of Pressurized Products, Inc., manufacturers and international marketers of specialized water systems and products, from 1976 to 1984. Mr. Kelly is an alumnus of Kenyon College and holds three U.S. patents relating to water systems. He has many years' experience in international business relating to water and power needs in the developing world. He has worked on water supply and solar power projects with governments and several of the international assistance agencies (USAID, UNDP and UNICEF) and more than a dozen governments and private contractors throughout the world.

        Dr. Anand Rangarajan, Executive Vice President, has been employed by the Company since 1998. He is a solar and water pump specialist with 20 years experience in all aspects of the solar electric business and has pioneered the development of several proprietary solar water pumping systems, products and markets. His systems have been installed in over 20 countries. He holds a Ph.D. in Engineering from the University of Wisconsin.

        Peter I. Ferguson, Vice President of Administration, joined WorldWater in 1989. He previously served as a vice president and general management executive and accountant for companies in New York and New Jersey. He graduated from Rutgers University in accounting and management.

        James S. Brown, Vice President, Chief Financial Officer and Secretary, joined WorldWater in May 2004. Mr. Brown has extensive financial experience in the energy industry. From August 2002 until May 2003, Mr. Brown served as an independent financial consultant. From October 1999 until August 2002, he was Director of Structured Finance, Americas, for Energy Wholesale Operations in Houston, Texas. Prior to that, Mr. Brown served as a Project Finance Director for El Paso Energy International. Mr. Brown has also held executive finance positions with Westmoreland Energy Inc. and AMVEST Corporation. Mr. Brown graduated from Georgetown University with a degree in Accounting and holds an MBA from Texas A&M University.

        Joseph Cygler has been a Director of the Company since January 1997, and a former Vice President of Marketing and Executive Vice-President. He has been Chief Executive Officer of the

CE&O Group, an organization assisting companies in operations management, since 1986. Previously he was an executive at Kepner-Tregoe, Inc., an international business consulting firm, from 1976 to 1986, an executive with Honeywell Information Systems from 1964 to 1976, and a marketing representative with International Business Machines from 1961 to 1964. Mr. Cygler has a BS in Engineering from the U.S. Military Academy at West Point.

        Rolf Frauenfelder has served as a Director since 1999. He is the President of SparWohl Frauenfelder, an asset management company, based in Switzerland. He is a graduate in Economics of Zurich University with an emphasis in Environmental Economics.

        David Lifschultz has served as Chief Executive Officer and President of Lifschultz Terminal Leasing, an institutional holding company, since 1998. From 2002 to 2003, he also served as Chairman of Genoil, Inc., a Canadian oil technology company, and has served as Chairman and Chief Executive Officer of Genoil, Inc. from 2003 to the present. He spent nearly 30 years at Lifschultz Industries and was Chief Executive Officer from 1987 to 2001.

        Dr. Davinder Sethi has served as a Director since 2000. He has served Entrada Networks, Inc. in various capacities since November 2001 and currently is Vice Chairman and Chief Financial Officer. Prior to that time, he was an independent advisor in the fields of information technology and finance. He has served as Chairman and Chief Executive Officer of iPing, Inc., and was a Director and Senior Advisor to Barclays de Zoete Wedd. In addition, Dr. Sethi spent seven years at Bell Laboratories in operations research and communications network planning and seven years in corporate finance at AT&T. Dr. Sethi holds a Ph.D. and M.S. in Operations Research, Economics and Statistics from the University of California, Berkeley, and is a graduate of the Executive Management Program at Penn State. Dr. Sethi serves on the Board of Directors of Entrada Networks, Inc.

        Lange Schermerhorn has served as a Director since 2001. She is a retired U.S. Ambassador to Djibouti, is an economist who has spent 30 years in the Foreign Service and has covered the globe as a senior foreign officer in such places as Brussels, where she was Deputy Chief of Mission, with specific emphasis on economics relating to NATO and EU. She has also had significant Foreign Service experience in Sri Lanka, Vietnam, Tehran, London and Washington D.C. Ms. Schermerhorn's education and related experience include Mt. Holyoke College (B.A. 1961), Harvard Business School, and National War College.

        The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee met three times and the Compensation Committee met two times during the fiscal year ended December 31, 2003 and each have met following the end of each of the first three quarters of 2004.

        Messrs. Cygler and Sethi comprise the Audit Committee. The Audit Committee operates under a formal written charter. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls.

        Messrs. Cygler, Sethi and Schermerhorn comprise the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of our company.

        We have a staggered Board of Directors and each of the Directors serves a two year term or until their successors are elected or appointed. All officers are appointed by and serve at the discretion of the Board of Directors, although, Messrs. Kelly, Ferguson and Brown have entered into employment agreements. See "Management—Employment Agreements." There are no family relationships between any of our directors or officers.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each other executive officer of the Company who received at least $100,000 in salary and bonus during 2004 the ("Named Executive Officers").

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options (#)	All Other Compensation
Quentin T. Kelly, Chairman & Chief Executive Officer	2004	$69,786	$0	240,000	$44,000	(1)
Dr. Anand Rangarajan Executive Vice President	2004	114,073	15,000	822,000

(1)
Represents the premium paid for a life insurance policy, the beneficiary of which is Mr. Kelly's wife.

Option Grants for Year Ended December 31, 2004
(Individual Grants in Fiscal Year)

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price Per Share(1)	Expiration Date
Quentin T. Kelly	240,000	5%	$0.215	12/31/2014
Dr. Anand Rangarajan	822,000	16%	$0.269	12/31/2014

(1)
All grants of options have been made with exercise prices equal to fair value at date of grant. The amounts shown represent an average share price for the shares indicated.

Aggregated Option Exercises
For Fiscal Year Ended December 31, 2003
And Year-End Option Values(1)

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(3)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Quentin T. Kelly	—	—	1,707,975	120,000	229,196	2,400
Dr. Anand Rangarajan	—	—	364,000	750,000	34,840	15,000

(1)
No stock appreciation rights are held by the named Executive Officer.

(2)
The total number of unexercised options held as of December 31, 2004, separated between those options that were exercisable and those options that were not exercisable on that date.

(3)
For all unexercised options held as of December 31, 2004, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. As required, the price used to calculate these figures was the closing sale price of the common stock at year's end, which was $0.30 per share on December 30, 2004.

Compensation of Directors

        Outside directors are entitled to receive options to purchase 50,000 shares of our common stock for each year of service on the Board of Directors. Members of the standing committees of the Board of Directors are compensated on a quarterly basis for their participation in meetings of the respective committees.

Employment Contracts

        On January 1, 2002, the Company entered into a five-year employment agreement with the Mr. Kelly. Compensation under the agreement is $150,000 annual salary, $1,200 per month auto allowance and $3,000 (as amended) per month to cover rental offices in Hopewell, New Jersey. Between July 1, 2002 and September 30, 2004, Mr. Kelly agreed to a reduced salary which resulted in an unpaid accrued salary of $311,450 as of December 31, 2004. Mr. Kelly participates in the Company "fringe benefits" including health coverage and the maintenance of a whole life policy. The benefits continue if employment is terminated without cause or by reason of death or disability to Mr. Kelly or his estate for the remaining term of the agreement or a period of 24 months, whichever is longer. Bonus and participation in the Stock Option Plan are based upon the discretion of the compensation committee. In December 2004, Mr. Kelly was granted 150,000 stock options, 30,000 vesting on December 31, 2004 and the remainder vesting in equal installments of 10,000 shares per month in calendar year 2005, at an exercise price of $0.28, the fair market value at the date of the grant.

        In July 2002, Mr. Kelly was granted 1,000,000 shares of restricted stock, 600,000 of which remain unvested as of December 31, 2004. The balance of unearned compensation related to these restricted shares as of December 31, 2004 was $75,000. Total compensation expense recognized was $30,000 in each of the years ended December 31, 2004 and 2003.

        Included in accrued sales commissions as of December 31, 2004 is $46,919 owed to Mr. Kelly under a Management Services Fee Agreement dated April 1, 1991 and expiring on December 31, 2005, calling for a management services/sales incentive fee equal to one-half percent (0.5%) of the Company's gross product revenues less any related product returns, rebates, allowances, freight charges, tariffs and sales taxes, not to exceed $250,000 per annum.

        Also on May 24, 2004, the Company entered into an employment agreement with the Vice President, Chief Financial Officer and Corporate Secretary.

        As of December 31, 2004 the Company has unpaid salaries of $475,478, including $311,450 owed Mr. Kelly (see above), have been deferred by officers (current and former) and are included in accrued expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        The following table sets forth the number and percentage of the shares of the registrant's Common stock owned as of January 1, 2005 by all persons known to the registrant who own more than 5% of the outstanding number of such shares, by all directors of the registrant, and by all officers and directors of the registrant as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent of Class
David K. Lifschultz 545 Madison Ave 15th Floor New York, New York 10022	6,155,001	(2)	7.0%
Quentin T. Kelly Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534	4,707,975	(3)	6.0%
Joseph Cygler Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534	800,000	(4)	1.0%
Rolf Frauenfelder Pennington Business Park 55 Route 31 South Pennington New Jersey 08534	588,646	(5)	* %
Dr. Davinder Sethi Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534	500,000	(6)	* %
Lange Schermerhorn Pennington Business Park 55 Route 31 South Pennington, New Jersey 08534	350,000	(7)	* %
All Directors and Officers as a group (8 persons)	15,215,622		17.7%

*
Less than 1%

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of February 1, 2005. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such a date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.

(2)
This amount includes 3,305,000 shares issuable upon the conversion of warrants outstanding as of December 31, 2004.

(3)
This amount includes 866,060 shares owned by his wife, CFK Limited Partnership and QTK Limited Partnership which were formed for the benefit of Mr. Kelly's children, and options to purchase 1,827,975 shares outstanding as of December 31, 2004.

(4)
This amount includes options to purchase 200,000 shares outstanding as of December 31, 2004.

(5)
This amount includes options to purchase 200,000 shares outstanding as of December 31, 2004.

(6)
This amount represents options to purchase 500,000 shares outstanding as of December 31, 2004.

(7)
This amount represents options to purchase 350,000 shares outstanding as of December 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Included in notes payable and long-term debt at December 31, 2004 and December 31, 2003, are amounts payable to employees and directors as follows.

	2004	2003
Directors	$98,706	$185,894
Officers and employees	115,013	159,703

Total	213,719	345,597
Less current maturities	(123,013)	(262,703)

Total long term note payable, related party	$90,706	$82,894

        Notes payable to directors includes a three-year convertible loan dated January 30, 2003, face value of $100,000 which bears interest at 10% per annum. The loan is convertible at the option of the holder at $0.15 per common share for a total of 666,667 shares. All other notes payable to directors and employees are due on demand and accrue interest at 10% per annum.

  Other Related Party Transactions

        The Chairman and Chief Executive Officer has guaranteed $32,353 borrowed from a bank, under a note issued in 2001.

        Included in accrued sales commissions as of December 31, 2004 is $46,919 owed the Chairman and Chief Executive Officer under a management services fee agreement dated April 1, 1991 expiring December 31, 2005 calling for a management services/sales incentive fee equal to one-half percent (0.5%) of the company's gross product revenues less any related product returns, rebates, allowances, freight charges, tariffs and sales taxes, not to exceed $250,000 per annum.

        The Company leases office and laboratory facilities from the Chairman of the Company. Lease payments to the Chairman were $39,000 for 2003 and $36,000 in 2004 plus utilities and maintenance, see Commitments note.

DESCRIPTION OF OUR SECURITIES

        The following is a description of our capital stock and certain provisions of our Certificate of Incorporation and Bylaws which have been filed as exhibits to our registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 160,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock. As of December 31, 2004 there were 79,834,341 shares of common stock outstanding.

Common Stock

        Our common stockholders receive one vote per share on all matters voted by the stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable.

        The Transfer Agent for the common stock is Computershare Trust Company, Inc. The common stock is traded on the OTC Bulletin Board under the symbol "WWAT.'.

Preferred Stock

        The preferred stock may be issued in series, and shares of each series will have such rights, preferences, and privileges as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of preferred stock, the Board of Directors may, without further action by the holders of common stock, fix the number of shares constituting the series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the common stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of preferred stock.

        The holders of any series of preferred stock, when and if issued, are expected to have priority claims to dividends and to any distributions upon liquidation of our Company, and they may have other preferences over the holders of the common stock.

        The Board of Directors may issue series of preferred stock without action by the holders of the common stock. Accordingly, the issuance of preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the holders of the common stock. The issuance of preferred stock may also dilute the voting power of the holders of common stock, in that a series of preferred stock may be granted enhanced per share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interest. We have no current plans to issue any additional preferred stock.

        In September 2000, we issued 611,111 shares of 7% convertible preferred stock, Series B. These preferred shares were issued for a three year term. It is the Company's position that the holder of these preferred shares failed to convert to shares of our common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is the Company's position that the obligations for the payment of dividends on such shares also terminated on that date. We are currently engaged in negotiations with the holder of the Series B preferred shares.

Convertible Notes

        As of December 31, 2004, the Company had an aggregated net amount of $2,816,593 (face amount, $3,378,050) principal outstanding of which $1,145,500 (face amount, $1,145,500) is due in 2005, $1,022,870 (face amount $1,320,000) is due in 2006, and $648,223 (face amount $912,550) is due in 2007. The convertible notes are convertible into an aggregate of 25,227,026 shares of our common stock. The convertible notes bear interest at rates ranging from 4.5% to 15% per annum payable both monthly and semi-annually. Interest is payable in cash or our common stock at the election of the holder of the convertible notes.

Certain Statutory and Charter Provisions under the Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a publicly-held Delaware corporation subject to the statute (an "Interested Stockholder") may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) upon consummation of the Business Combination, the Interested Stockholder owns 85% or more of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock option plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) the Business Combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

        Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

        These provisions could have the effect of delaying, deferring or preventing a change of control of WorldWater. Our stockholders, by adopting an amendment to our Certificate of Incorporation or Bylaws, may elect not to be governed by Section 203, effective twelve months after adoption. Neither our Certificate of Incorporation nor our Bylaws currently excludes us from the restrictions imposed by Section 203. The Delaware General Corporation Law permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, and improper personal benefit. Our Certificate of Incorporation exonerates our directors from monetary liability to the fullest extent permitted by this statutory provision.

SHARES ELIGIBLE FOR FUTURE SALE

        Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the issued shares of common stock described in this prospectus, or the shares of common stock to be issued upon the conversion of the outstanding notes and upon exercise of warrants which have been issued under the various agreements, as described in this prospectus, may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

Convertible Debt and Notes

        As of December 31, 2004, the Company had an aggregate face amount of $3,378,050 principal amount outstanding convertible into an aggregate of 25,227,026 shares of our common stock.

Convertible Preferred Stock

        In September 2000, we issued 611,111 shares of 7% convertible preferred stock, Series B. These preferred shares were issued for a three year term. It is the Company's position that the holder of these preferred shares failed to convert to shares of our common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is the Company's position that the obligations for the payment of dividends on such shares also terminated on that date. We are currently engaged in negotiations with the holder of the Series B preferred shares.

Restricted Common Stock

        As of December 31, 2004, 20,039,716 outstanding shares of common stock are restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

Warrants

        The 17,785,470 shares of common stock to be issued upon the exercise of warrants which have been issued under the various agreements described in this prospectus are being registered for resale under this prospectus.

        In addition, as of December 31, 2004, there are 12,479,161 shares of common stock to be issued upon the exercise of warrants at a price ranging from $0.15 to $0.40 per share which have not been previously registered, and 900,000 shares of common stock previously registered to be issued upon the exercise of warrants at an average price of $0.21 per share.

Stock Options

        As of December 31, 2004 there are 10,015,325 shares issuable upon exercise of options having prices ranging from $0.15 to $0.59 per share which have been granted under the company's incentive plan.

SELLING STOCKHOLDERS

        The securities being offered hereunder are being offered for resale by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell pursuant to this prospectus up to an aggregate of 23,855,689 shares of our common stock.

        The Selling Stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. Because the Selling Stockholders are not obligated to sell their shares, and because the Selling Stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the Selling Stockholders will own after the offering.

        Pursuant to the terms of the relevant Selling Stockholders' agreements with us, all expenses incurred with respect to the registration of the common stock covered by this prospectus will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by any Selling Stockholder in connection with its sale of shares.

        The table below sets forth with respect to each Selling Stockholder, based upon information made available to us by each Selling Stockholder i) the number of shares of common stock beneficially owned as of December 31, 2004 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the Selling Stockholder under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the Selling Stockholder.

	Prior to Offering(A)					After Offering(C)
Name				Shares Offered
	Shares	Percent(B)				Shares	Percent
Robert Abernethy	1,700,000	2.09%		700,000	(1)	1,000,000	1.23%
Aries Electronics, Inc	1,305,304	1.62%		471,970	(2)	833,334	1.04%
Elizabeth W. Bauer	222,666	*	%	89,333	(3)	133,333	*	%
Burton LaSalle/Cisneros Fund LLC	1,027,334	1.27%		1,027,334	(4)	—
Burton LaSalle Energy Fund, LP	1,393,001	1.71%		826,334	(5)	566,667	*	%
Canning Maine Associates, Inc	25,000	*	%	25,000	(6)	—
William Carrick	1,670,000	2.05%		670,000	(7)	1,000,000	1.23%
CD Capital Advisors, LLC	340,000	*	%	85,000	(8)	255,000	*	%
Thomas J. Clark	400,000	*	%	400,000	(9)	—
Lee Dominey	556,666	*	%	223,333	(10)	333,333	*	%
Mary Dougherty	5,000	*	%	5,000	(11)	—
Sanford I. Feld	838,666	1.04%		838,666	(12)	—
Barry M. Fleischmann	120,000	*	%	60,000	(13)	60,000	*	%
Stewart J. Fleischmann	40,000	*	%	20,000	(14)	20,000	*	%
Michael Graham	70,000	*	%	50,000	(15)	20,000	*	%
Michael Greenberg	13,658	*	%	13,658	(16)	—
Lincolin Trust Company Trustee, FBO Robert B. Greene,M.D	1,113,334	1.38%		446,667	(17)	666,667	*	%
The Robert H. Harris Charitable Trust	1,113,333	1.38%		446,666	(18)	666,667	*	%
Thomas & Mary Elizabeth Hollo	1,113,332	1.38%		446,666	(19)	666,666	*	%
JBC Inc	75,000	*	%	75,000	(20)	—
Howard Kaneff	556,666	*	%	223,333	(21)	333,333	*	%
W. Richard Kitchen, Jr	556,666	*	%	223,333	(22)	333,333	*	%
John Lane	278,334	*	%	111,667	(23)	166,667	*	%
Latham & Watkins	1,391,666	1.71%		558,333	(24)	833,333	1.03%
Charlotte K. Lifschultz Article	222,666	*	%	89,333	(25)	133,333	*	%
Fifth Trust FBO Bruce Lifschultz Charlotte K. Lifschultz Article	111,334	*	%	44,667	(26)	66,667	*	%

Fifth Trust FBO Jamal Lifschultz Charlotte K. Lifschultz Article	556,666	*	%	223,333	(27)	333,333	*	%
Fifth Trust FBO S.B. Lifschultz David K Lifschultz	4,364,334	5.41%		1,164,333	(28)	3,200,001	3.97%
Lifschultz Terminal & Leasing	850,000	1.05%		850,000	(29)	—
Richard Lino	278, 334	*	%	111,667	(30)	166,667	*	%
Dale Mayo	1,514,134	1.88%		1,514,134	(31)	—
Janine Natter	20,000	*	%	20,000	(32)	—
W.B. Newberry	98,482	*	%	50,000	(33)	48,482	*	%
Thomas Paluck	1,113,334	1.38%		446,667	(34)	666,667	*	%
Brian Pflug	44,534	*	%	44,534	(35)	—
B. Michael Pisani	1,412,584	1.75%		721,334	(36)	691,250	*	%
Pemium Strategy Partners, SA	268,357	*	%	268,357	(37)	—
Pythagoras Global Investors, LP	3,907,261	4.80%		3,907,261	(38)	—
The Research Works	240,000	*	%	240,000	(39)	—
Michael Ritger	55,666	*	%	22,333	(40)	33,333	*	%
William Ritger	3,896,668	4.65%		1,563,334	(41)	2,333,334	2.79%
Lori Robbins	40,000	*	%	40,000	(42)	—
WB Robbins III TTEE	16,474	*	%	16,474	(43)	—
M C Contingent Trust
Elaine Roberts Investment Trust	334,000	*	%	134,000	(44)	200,000	*	%
M&I Trust Company, NA Trustee of the Thrift & Profit Sharing Retirement Plan of Latham & Watkins FBO David Rogers	556,666	*	%	223,333	(45)	333,333	*	%
M&I Trust Company, NA Trustee of the Thrift & Profit Sharing Retirement Plan of Latham & Watkins FBO Jim Rogers	278,334	*	%	111,667	(46)	166,667	*	%
Rolin Inc	500,000	*	%	500,000	(47)	—
Nelson Schaenen, Jr	1,113,334	1.38%		446,667	(48)	666,667	*	%
Susannah W. Shakow	222,666	*	%	89,333	(49)	133,333	*	%
Marvin Simms	15,000	*	%	15,000	(50)	—
William Y. Sinclair	111,667	*	%	111,667	(51)	—
Eric Stein	76,666	*	%	76,666	(52)	—
Michael Tanzer	25,000	*	%	25,000	(53)	—
Norman A. Tregenza	111,334	*	%	44,667	(54)	66,667	*	%
Norman H. Tregenza	1,113,334	1.38%		446,667	(55)	666,667	*	%
Suzanne Tregenza	111,332	*	%	111,332	(56)	—
Trilogy Capital Partners, LLC	375,000	*	%	375,000	(57)	—
Vitel Ventures Corp	495,419	*	%	495,419	(58)	—
Barry M. Wasserman	20,000	*	%	10,000	(59)	10,000	*	%
Michael H. Wiess	449,050	*	%	459,050	(60)	—
Harrison Wellford	834,999	1.04%		223,333	(61)	611,665	*	%
Bruce Wrobel	1,185,165	1.46%		368,500	(62)	816,665	1.01%
Gata Fund, LP	278,667	*		111,667	(63)	167,000	*
Kellogg Capital Group LLC	111,667	*		111,667	(64)	*	*	%

*
Less than 1%

  (A)
  For purposes of this table, the number of shares offered includes all shares beneficially owned by each Selling Stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within sixty days of February 1, 2005 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

  (B)
  For purposes of this table, the percentage is calculated by dividing the number of shares beneficially owned by each Selling Stockholder by the sum of the issued and outstanding shares of common stock of the Company plus the number of shares of common stock into which the Selling Shareholder has the right to convert.

  (C)
  For purposes of this table, we have assumed that the Selling Stockholders will sell in this offering all shares covered by this prospectus.

(1)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 700,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to four separate Securities Purchase Agreements. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 10,000 shares exercisable until June 15, 2005 at the exercise price of $0.15; 10,000 shares exercisable until December 15, 2008 at the exercise price of $0.15, 670,000 shares exercisable until June 18, 2008 at the exercise price of $0.30, and 10,000 shares exercisable until February 15, 2009 at the exercise price of $0.15.

(2)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 471,970 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to three separate Securities Purchase Agreements. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 333,333 shares exercisable until August 6, 2005 at the exercise price of $0.25, 25,000 shares exercisable until January 15, 2009 at the exercise price of $0.15, and 113,637 shares exercisable until September 14, 2009 at the exercise price of $0.22.

(3)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 89,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 24, 2009 at the exercise price of $0.30.

(4)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 1,027,334 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The Warrants are exercisable until May 9, 2008 at the exercise price of $0.30.

(5)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 826,334 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two separate Securities Purchase Agreements. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 446,667 shares exercisable until January 23, 2008 at the exercise price of $0.30; 268,000 shares exercisable until June 13, 2008 at the exercise price of $0.30, 111,667 shares exercisable until October 1, 2008 at the exercise price of $0.30.

(6)
Consists of 25,000 shares of common stock issued as compensation for business development services.

(7)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 670,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 9, 2009 at the exercise price of $0.30.

(8)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 85,000 shares of common stock potentially issuable upon exercise of a warrant acquired pursuant a Securities Purchase Agreement.

(9)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 400,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to three Securities Purchase Agreements. All 400,000 shares of common stock beneficially owned by the Selling Stockholder are exercisable until June 30, 2006 at an exercise price of $0.30.

(10)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 10, 2009 at the exercise price of $0.30.

(11)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 5,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until August 21, 2006 at the exercise price of $0.30.

(12)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 838,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to six Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 80,000 shares exercisable until June 15, 2006 at the exercise price of $0.30, 200,000 shares exercisable until April 17, 2006 at the exercise price of $0.30, 50,000 shares exercisable until September 12, 2006 at the exercise price of $0.30, 330,000 shares exercisable until August 21, 2008 at the exercise price of $0.20, 89,333 shares exercisable until December 5, 2008 at the exercise price of $0.20, and 89,333 shares exercisable until December 5, 2008 at the exercise price of $0.15.

(13)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 60,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until June 11, 2006 at the exercise price of $0.30.

(14)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 20,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until June 19, 2006 at the exercise price of $0.30.

(15)
Consists of 50,000 shares of common stock paid acquired in connection with a loan to the company.

(16)
Consists of 13,658 shares of common stock acquired in a private placement.

(17)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until May 15, 2008 at the exercise price of $0.30.

(18)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until May 6, 2008 at the exercise price of $0.30.

(19)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 446,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two Securities Purchase Agreements. The Shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 223,333 shares of common stock exercisable until January 30, 2009 at the exercise price of $0.30 and 223,333 shares of common stock exercisable until March 9, 2009 at the exercise price of $0.30.

(20)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 75,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until September 4, 2005 at the exercise price of $0.15.

(21)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until February 15, 2009 at the exercise price of $0.30.

(22)
Consists of 223,333 shares of common stock acquired pursuant to a Securities Purchase Agreement.

(23)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until October 3, 2008 at the exercise price of $0.30.

(24)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 558,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until June 26, 2008 at the exercise price of $0.30.

(25)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 89,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 23, 2008 at the exercise price of $0.30.

(26)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 44,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 23, 2008 at the exercise price of $0.30.

(27)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 23, 2008 at the exercise price of $0.30.

(28)
Consists of 500,000 shares of common stock acquired through the conversion of warrants, a total of 664,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to four Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 250,000 shares of common stock exercisable until May 10, 2005 at the exercise price of $0.25, 250,000 shares of common stock exercisable until May 10, 2005 at the exercise price of $0.15, 75,000 shares of common stock exercisable until June 12, 2005 at the exercise price of $0.15, and 89,333 shares of common stock exercisable until January 23, 2008 at the exercise price of $0.30.

(29)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 850,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to nine Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are issuable as follows: 75,000 shares exercisable until July 30, 2008 at the exercise price of $0.15, 25,000 shares exercisable until September 30, 2008 at the exercise price of $0.15, 100,000 shares exercisable until October 31, 2008 at the exercise price of $0.15, 200,000 shares exercisable until December 15, 2008 at the exercise price of $0.15, 100,000 shares exercisable until January 15, 2009 at the exercise price of $0.15, 100,000 shares exercisable until February 15, 2009 at the exercise price of $0.15, 200,000 shares exercisable until March 15, 2009 at the exercise price of $0.15, and 50,000 shares exercisable until March 31, 2009 at the exercise price of $0.15.

(30)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until December 3, 2008 at the exercise price of $0.30.

(31)
Consists of 906,667 shares of common stock acquired in a private placement plus 607,467 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until March 5, 2007 at the exercise price of $0.20.

(32)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 20,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until June 10, 2006 at the exercise price of $0.30.

(33)
Consists of 50,000 shares of common stock acquired in connection with a loan to the company.

(34)
Consists of 446,667 shares of common stock acquired pursuant to a Securities Purchase Agreement.

(35)
Consists of 26,667 shares of common stock acquired in a private placement plus 17,867 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until March 5, 2007 at the exercise price of $0.20.

(36)
Consists of a total of 341,667 shares of common stock acquired in connection with a loan to the company, a total of 379,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to three Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 111,667 shares exercisable until September 14, 2008 at the exercise price of $0.30, 134,000 shares exercisable until September 3, 2008 at the exercise price of $0.30, and 134,000 shares exercisable until January 28, 2009 at the exercise price of $0.30.

(37)
Consists of a total of 268,357 shares of common stock currently held by stockholder.

(38)
Consists of a total of 2,343,927 shares of common stock acquired in a private placement plus 1,563,334 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until March 25, 2009 at the exercise price of $0.30.

(39)
Consists of 240,000 shares of common stock acquired for services provided for the benefit of the company.

(40)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 22,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until October 10, 2008 at the exercise price of $0.30.

(41)
The number of shares of commons stock listed as beneficially owned by such Selling Stockholder consists of a total of 1,563,334 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 1,116,667 shares exercisable until April 28, 2008 at the exercise price of $0.30 and 446,667 shares exercisable until August 28, 2008 at the exercise price of $0.30.

(42)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 40,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until June 10, 2006 at the exercise price of $0.30.

(43)
Consists of a total of 16,474 shares of common stock acquired in a private placement.

(44)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 134,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until September 24, 2008 at the exercise price of $0.30.

(45)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 223,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until June 5, 2008 at the exercise price of $0.30.

(46)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until June 27, 2008 at the exercise price of $0.30.

(47)
Consists of a total of 500,000 shares of common stock issued in December of 2004 for services provided for the benefit of the company.

(48)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 28, 2009 at the exercise price of $0.30.

(49)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 89,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 24, 2009 at the exercise price of $0.30.

(50)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 15,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 10,000 shares exercisable until June 5, 2006 and 5,000 shares exercisable until June 6, 2006 at the exercise price of $0.30.

(51)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 14, 2009 at the exercise price of $0.30.

(52)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 76,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until September 15, 2008 at the exercise price of $0.15.

(53)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 25,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until May 15, 2005 at the exercise price of $0.15.

(54)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 44,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until March 24, 2009 at the exercise price of $0.30.

(55)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 446,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreement are exercisable until January 28, 2009 at the exercise price of $0.30.

(56)
Consists of 66,666 shares of common stock acquired in a private placement plus 44,666 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until March 5, 2007 at the exercise price of $0.20.

(57)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 375,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until July 15, 2007 at the exercise price of $0.25.

(58)
Consists of a total of 495,419 shares of common stock acquired through the conversion of warrants.

(59)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 10,000 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to two Securities Purchase Agreements. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable as follows: 5,000 shares exercisable until June 6, 2006 and 5,000 shares exercisable until June 7, 2006 at the exercise price of $0.30.

(60)
Consists of 225,717 shares of common stock acquired in a private placement plus 233,333 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The warrants are exercisable until September 5, 2008 at the exercise price of $0.30.

(61)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 223,333 shares of common stock potentially issuable upon exercise of a warrant acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder are exercisable until April 3, 2008 at the exercise price of $0.30.

(62)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of a total of 368,500 shares of common stock potentially issuable upon exercise of a warrant acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to the Securities Purchase Agreements are exercisable until March 31, 2009 at the exercise price of $0.30.

(63)
The number of shares of common stock listed as beneficially owned by such Selling Stockholder consists of 111,667 shares of common stock potentially issuable upon exercise of warrants acquired pursuant to a Securities Purchase Agreement. The shares of common stock beneficially owned by the Selling Stockholder pursuant to a Securities Purchase Agreement are exercisable until March 24, 2009 at the exercise price of $0.30.

(64)
Consists of 111,667 shares of common stock acquired pursuant to a Securities Purchase Agreement.

PLAN OF DISTRIBUTION

General

        Shares of common stock offered through this prospectus may be sold from time to time by the Selling Stockholders, including their transferees, pledgees, donees or successors. The shares may be sold directly or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, the applicable Selling Stockholder will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (iii) in transactions otherwise than in the over-the-counter market or on such exchanges or services, or (iv) through the writing of options.

        The Selling Stockholders may enter into hedging transactions with respect to our shares with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. The Selling Stockholders may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities. Material amounts of short selling of our common stock could contribute to progressive declines in the trading price of our common stock.

        The Selling Stockholders will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. The Selling Stockholders may sell the shares in any manner permitted by law, including one or more of the following:

  •
  a block trade in which a broker-dealer engaged by a Selling Stockholder will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

  •
  an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

  •
  ordinary brokerage transactions in which the broker solicits purchasers; and

  •
  privately negotiated transactions.

        In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

        The Selling Stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

        Because Selling Stockholders may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders may be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

        Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

        Upon our being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

  •
  the name of each such Selling Stockholder and of the participating broker-dealer(s);

  •
  the number of shares involved;

  •
  the initial price at which such shares were sold;

  •
  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

  •
  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  •
  other facts material to the transactions.

        In addition, upon our being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed. The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

        The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS

        If any Selling Stockholder effects sales of shares through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        If any Selling Stockholder sells shares through an underwriter, broker, dealer or agent, the Selling Stockholder may agree to indemnify such underwriter, broker, dealer or agent against certain liabilities arising from such sale, including liabilities arising under the Securities Act.

Registration Obligations

        Pursuant to the terms of certain Securities Purchase Agreements and certain registration rights agreements between the Selling Stockholders and us, we have agreed to register the shares for resale by the Selling Stockholders under the Securities Act and to maintain the effectiveness of that registration until the earliest date on which:

  •
  all the shares covered by this prospectus have been disposed of pursuant to the registration statement,

  •
  all shares covered by this prospectus that are then held by the Selling Stockholders may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or

  •
  we have determined that all shares covered by this prospectus that are then held by the Selling Stockholders may be sold without restriction under the Securities Act and we have removed any stop transfer instructions relating to such shares.

        The Selling Stockholders' status as statutory underwriters may limit its sale of shares to qualify for an exemption from applicable securities registration requirements.

        The Selling Stockholders have each agreed to comply with applicable state and federal securities laws and the rules and regulations promulgated thereunder in connection with its sale of the shares. Each Selling Stockholder will pay all commissions and its own expenses, if any, associated with the sale of the shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. In addition, pursuant to the terms of certain Stock Purchase Agreements and Registration Rights Agreement, we have agreed to indemnify The certain Selling Stockholders against certain liabilities including liabilities under the Securities Act and such Selling Stockholders have agreed to indemnify us against certain liabilities including liabilities under the Securities Act.

        We will pay the costs of registering the shares as contemplated by the Stock Purchase Agreement and Registration Rights Agreements, including the expenses of preparing this prospectus and the related registration statement of which it is a part. We estimate that our costs associated with such registration will be approximately $20,000.

LEGAL OPINIONS

        Salvo, Russell, Fichter & Landau, Blue Bell, Pennsylvania, has delivered to WorldWater Corp. a legal opinion as to the validity of the common stock covered by this prospectus.

EXPERTS

        The financial statements of WorldWater as of December 31, 2004 and for each of the two years in the period then ended, appearing in this prospectus have been audited by Amper, Politziner & Mattia, independent Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        WorldWater files current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. WorldWater has filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

        For further information with respect to WorldWater and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

WORLDWATER CORP.

INDEX TO FINANCIAL STATEMENTS

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have audited the accompanying balance sheets of WorldWater Corp. and Subsidiaries as of December 2004 and 2003, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WorldWater Corp. and Subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AMPER, POLITZINER & MATTIA, P.C. March 23, 2005 Edison, New Jersey

 WORLDWATER CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

	2004	2003
Assets
Current Assets:
Cash and cash equivalents	$38,852	$59,045
Accounts receivable, net of allowance for doubtful accounts of $47,759 and $22,647 as of December 31, 2004 and 2003, respectively	1,590,221	49,101

Deferred contract costs	—	8,872
Prepaid expenses	70,062	13,141
Advances to employees	14,033	16,800

Total Current Assets	1,713,168	146,959
Equipment and leashold improvements, Net	58,611	65,219
Deposits	19,089	9,047

Total Assets	$1,790,868	$221,225

Liablilties and Stockholders' (Deficiency)
Current Liabilities:
Accounts payable and accrued expenses	$2,558,135	$1,715,152
Long-term debt and notes payable, current portion	1,235,714	384,901
Notes payable, related parties	123,013	262,703
REC guarantee liability, current portion	63,260	—
Customer deposits	57,798	134,515

Total Current Liabilities	4,037,920	2,497,271
Long-term debt	1,605,526	1,582,502
REC guarantee liability, net of current portion	330,357	—
Long-term debt, related parties	90,706	82,894

Total Liabilities	6,064,509	4,162,667

Commitments and contingencies	—	—
Stockholders' (Deficiency):
Preferred Stock 7% Convertible $.01 par value authorized 10,000,000; issued and outstanding:
Series A -0 and 66,667 shares liquidation preference $60,000 as of December 31, 2004 and 2003	—	667
Series B 611,111 shares liquidation preference $550,000 as of December 31, 2004 and 2003	6,111	6,111
Common Stock, $.001 par value; authorized 160,000,000; issued and outstanding 79,834,341 and 52,506,720 at December 31, 2004 and 2003, respectively	79,834	52,507
Additional paid-in capital	23,401,472	15,726,953
Deferred compensation	(75,000)	(105,000)
Accumulated other comprehensive (loss)	(56,080)	(49,396)
Accumulated deficit	(27,629,978)	(19,573,284)

Total Stockholders' (Deficiency)	(4,273,641)	(3,941,442)

Total Liabilities and Stockholders' (Deficiency)	$1,790,868	$221,225

The Notes to Consolidated Financial Statements are an integral part of these statements.

 WORLDWATER CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
For the Years Ended December 31, 2004 and 2003

	2004	2003
Revenue:
Equipment sales	$5,614,362	$1,143,302
Grant revenue	222,862	136,271

Total	5,837,224	1,279,573

Cost of goods sold:
Cost of equipment sales	5,731,841	841,126
Cost of grant revenue	254,468	119,519

	5,986,309	960,645

Gross (Loss) Profit	(149,085)	318,928

Operating Expenses:
Marketing, general and administrative expenses	3,821,978	2,580,409
Debt sourcing fees and commissions	1,913,071	533,967
Research and development expense	203,224	505,572

Total Expenses	5,938,273	3,619,948

Loss from Operations	(6,087,358)	(3,301,020)

Other (Expense) Income
Interest expense, net	(2,178,222)	(585,254)
Other income, net	18,380	—

Total Other (Expense) Income, Net	(2,159,842)	(585,254)

Loss before income taxes	(8,247,200)	(3,886,274)
Benefit from sale of NJ net operating losses and NJ Research Credits	219,381	—

Net loss	(8,027,819)	(3,886,274)

Accretion of preferred stock dividends	(28,875)	(38,500)

Net Loss Applicable to Common Shareholders	$(8,056,694)	$(3,924,774)

Net loss applicable per Common Share (basic and diluted):	$(0.12)	$(0.08)

Weighted Average Common Shares Outstanding used in Per Share Calculation:	65,360,690	51,008,306

The Notes to Consolidated Financial Statements are an integral part of these statements.

 WORLDWATER CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2004 and 2003

	2004	2003
Cash Flows from Operating Activities:
Net loss before accretion of preferred dividends	$(8,027,819)	$(3,886,274)
Adjustments to reconcile net loss tonet cash used in operating activities:
Issuance of warrants and options for services	1,386,015	188,217
Beneficial conversion feature of convertible notes	855,738	205,333
Amortization of interest expense	784,772	137,706
Issuance of stock for service	324,668	233,875
Depreciation and amortization	38,507	35,262
Issuance of stock in lieu of interest	72,108	—
Issuance of warrants for loan consideration	—	56,608
Amortization of deferred compensation	30,000	30,000
(Gain) / Loss on sale of vehicle	(2,200)	—
Bad debts	—	13,667
Changes in assets and liabilities:
Accounts receivable	(1,541,120)	220,404
Inventory	—	61,862
Deferred contract costs	8,872	574,771
Prepaid expenses and other assets	(64,194)	(13,356)
Accounts payable and other accrued expenses	842,981	261,201
Customer deposits	(76,717)	(108,657)
Renewable energy credits guarantee liability	393,617	—

Net Cash (Used in) Operating Activities	(4,974,772)	(1,989,381)

Cash Flows from Investing Activities:
Purchase of equipment and leasehold improvements	(31,899)	(11,894)
Proceeds from sale of vehicle	2,200	—
Deposits	—	(5,500)

Net Cash Provided by (Used in) Investing Activities	(29,699)	(17,394)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	2,440,000	—
Proceeds from issuance of debt, notes payable and warrants	2,395,153	2,643,003
Proceeds from exercise of warrants and stock options	464,003	15,000
Payments on long-term debt	(308,194)	(697,439)

Net Cash Provided by Financing Activities	4,990,962	1,960,564

Net effect of currency translation on cash	(6,684)	(35,318)
Net Increase (Decrease) in Cash	(20,193)	(81,529)
Cash and cash equivalents at Beginning of Year	59,045	140,574

Cash and cash equivalents at End of Year	$38,852	$59,045

The Notes to Consolidated Financial Statements are an integral part of these statements.

WORLDWATER CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
For the Years Ended December 31, 2004 and 2003

									Accumulated Other Comprehensive Income (Loss)
	Common Stock		Preferred Stock		Additional Paid-In Capital (Common)	Additional Paid-In Capital (Preferred)
							Deferred Compensation	Accumulated Deficit
	Shares	Par Value	Shares	Par Value						Total
Balance, December 31, 2002	50,365,052	$50,364	677,778	$6,778	$13,858,589	$541,889	$(135,000)	$(15,648,510)	$(14,078)	$(1,339,968)

Preferred Stock—accretion of dividends	—	—	—	—	—	38,500	—	(38,500)	—	1 —
Beneficial conversion feature of convertible notes	—	—	—	—	205,333	—	—	—	—	205,333
Conversion of convertible notes	500,000	500	—	—	59,500	—	—	—	—	60,000
Issuance of common stock:
For services	1,541,668	1,542	—	—	232,333	—	—	—	—	233,875
Exercise of options	100,000	100	—	—	14,900	—	—	—	—	15,000
Detachable warrants granted with convertible debt	—	—	—	—	587,693	—	—	—	—	587,693
Warrants granted for commissions on financing	—	—	—	—	188,217	—	—	—	—	188,217
Amortization of deferred compensation	—	—	—	—	—	—	30,000	—	—	30,000
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	(3,886,274)	—	(3,886,274)
Other comprehensive expense —
Currency translation adjustment	—	—	—	—	—	—	—	—	(35,318)	(35,318)

Total comprehensive loss										(3,921,592)

Balance, December 31, 2003	52,506,720	52,506	677,778	6,778	15,146,565	580,389	(105,000)	(19,573,284)	(49,396)	(3,941,442)

Preferred Stock
Accretion of dividends	—	—	—	—	—	28,875	—	(28,875)	—	—
Conversion of preferred to common stock	66,667	67	(66,667)	(667)	59,933	(59,333)	—	—	—	—
Payment of dividend in common stock	61,889	62	—	—	12,538	(12,600)	—	—	—	—
Beneficial conversion feature of convertible notes	—	—	—	—	855,738	—	—	—	—	855,738
Conversion of convertible notes	9,699,999	9,700	—	—	1,335,300	—	—	—	—	1,345,000
Issuance of common stock:
Under SPA	12,000,000	12,000	—	—	2,278,000	—	—	—	—	2,290,000
Restricted stock under private placement	1,000,000	1,000	—	—	149,000	—	—	—	—	150,000
Exercise of warrants	2,095,667	2,096	—	—	354,254	—	—	—	—	356,350
For services	1,506,357	1,506	—	—	323,074	—	—	—	—	324,580
Exercise of options	635,836	636	—	—	107,017	—	—	—	—	107,653
In lieu of payment of interest	261,206	261	—	—	71,847	—	—	—	—	72,108
Detachable warrants granted with:
Convertible debt	—	—	—	—	593,900	—	—	—	—	593,900
Restricted stock	—	—	—	—	80,400	—	—	—	—	80,400
Common stock under SPA	—	—	—	—	481,444	—	—	—	—	481,444
Warrants granted for:
Services arranging financing	—	—	—	—	643,600	—	—	—	—	643,600
Business development services	—	—	—	—	270,000	—	—	—	—	270,000
Extensions of short-term loans	—	—	—	—	46,000	—	—	—	—	46,000
Options granted in lieu of interest	—	—	—	—	55,531	—	—	—	—	55,531
Amortization of Deferred compensation	—	—	—	—	—	—	30,000	—	—	30,000
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	(8,027,819)	—	(8,027,819)
Other comprehensive expense—
Currency translation adjustment	—	—	—	—	—	—	—	—	(6,684)	(6,684)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	(8,034,503)

Balance, December 31, 2004	79,834,341	$79,834	611,111	$6,111	$22,864,141	$537,331	$(75,000)	$(27,629,978)	$(56,080)	$(4,273,641)

The Notes to Consolidated Financial Statements are an integral part of these statements

 WORLDWATER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note (1)    Liquidity

        At December 31, 2004, WorldWater Corp. (the "Company") had a working capital deficiency of $(2,324,752) and a Stockholders' deficiency of $(4,273,641).

        These consolidated financials are presented on the basis that the Company will continue as a going-concern. The going-concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's working capital deficit and stockholders' deficiency raises substantial doubt about the Company's ability to continue as a going-concern. The Company has historically financed operations and met capital expenditures requirements primarily through sales of capital stock and, to a lesser extent, research and product revenues and solar system equipment sales. Management continues to raise capital through the sale of common stock and additional borrowings. In addition, management is continuing to market their products domestically and internationally. However, there can be no assurances that the company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going-concern uncertainty.

        The Company needs additional financing to execute its business plan and to respond to business contingencies such as the need to enhance its intellectual property rights, respond to competitive pressures, and develop complementary businesses or necessary technologies. The Company does not know whether it will be able to raise additional financing on favorable financing terms. If adequate funds are not available or are not available on acceptable terms, the Company's ability to fund its operations and expand sales distribution network, or otherwise respond to competitive pressures will be significantly limited.

Note (2)    Nature of the Business

        The Company, doing business as WorldWater & Power Corporation, operates in one business segment focused on applying solar energy to drive motors traditionally driven by alternating current (AC) by conversion of direct current (DC) power produced by solar photovoltaic cells with an historical emphasis being water delivery solutions provider. The Company has developed proprietary electrical conversion technology and designed and constructed solar-powered water management solutions both internationally and domestically. The Company has performed solar energy and water management advisory consulting services for and served as supplier of implementation equipment to governmental entities worldwide and commercial enterprises domestically.

        Information with respect to the Company's geographic segments for the years ended December 31, 2004 and 2003 is presented below:

	Revenue		Long-lived Assets
	2004	2003	2004	2003
United States	$5,837,224	$1,243,756	$58,611	$58,712
Philippines		35,817		6,507

Total	$5,837,224	$1,279,573	$58,611	$65,219

Note (3)    Summary of Significant Accounting Policies

        A summary of the major accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company's subsidiary, WorldWater (Phils) Inc. and certain other inactive subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        The Company's wholly-owned inactive subsidiaries include:

    WorldWater, Inc., a Delaware Corporation
    WorldWater Holdings Inc., a Delaware Corporation
    WorldWater East Africa Ltd., a Tanzanian Corporation
    WorldWater Pakistan (PVT.), LTD., a Pakistan Company

Use of Estimates in Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used for, but not limited to, foreign currency translation, depreciation, taxes, the guaranty liability for the value of Renewable Energy Credits, and the value of shares issued. Although these estimates are based on management's best knowledge of current events and actions that the company may undertake in the future, actual results may be different from the estimates.

Foreign Currency Translation

        Assets and liabilities of the Company's active non-U.S. subsidiary, WorldWater (Phils) Corp., which operates in the local currency of the Philippines, are translated to U.S. dollars at exchange rates in effect at the balance sheet date with the resulting translation adjustment recorded in other comprehensive income. Income and expense accounts are translated at average exchange rates during the year.

Fair Value of Financial Instruments

        The carrying value of marketable securities, accounts receivable, accounts payable, and accrued expenses approximate their respective fair values due to their short maturities. The fair value of the Company's notes payable and debt are estimated based on the current rates offered to the Company for debt of the same remaining maturities and similar terms. See"Guarantor Agreements" below for disclosures regarding the fair value of the of the Company's exposure for Renewable Energy Credits ("RECs") which have been accrued on the Balance Sheet as of December 31, 2004.

Concentration of Credit Risk and Significant Customers

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with a high quality financial institution. With respect to accounts receivable as of December 31, 2004, such receivables were primarily from two customers of solar equipment installed in the United States and were collected during the first quarter of 2005. One customer accounted for approximately 69% of total accounts receivable and the second customer accounted for approximately 28% as of December 31, 2004. The Company does not require collateral or other security against accounts receivable; however, it maintains reserves for potential credit losses and such losses have historically been within management's expectations. The Company had two customers which accounted for 96% and 87% of revenue for the years ended December 31, 2004 and 2003, respectively.

Guarantor Arrangements

        In November 2002, the FASB issued FIN No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34." The Interpretation requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. The Interpretation also requires additional disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The following is a summary of the Company's agreements that have been determined to fall within the scope of FIN No. 45.

Renewable Energy Credit Guarantee (RECs)

        Under the equipment sales contract for the 267,840 kW(dc) solar-driven irrigation and energy system the Company has guaranteed the price of certain Renewable Energy Credits (RECs) to be generated by the installation during the first seven years of operation. Based on current market indications the Company estimates its guarantee obligation may result in a loss of $393,617 which is tied to the future market and trading value of RECs traded in California. Without the knowledge of the future value of these RECs, the Company has recorded the estimated loss, $393,617, as a reduction of Equipment Sales revenue in the year ended December 31, 2004. Adjustments to the estimated guarantee obligation will be recognized as an adjustment of revenue over the seven year term of the guarantee obligation.

Product Warranty

        The Company provides for the estimated cost of product warranties at the time revenue is recognized. Since the Company has a limited operating history, adjustments in future periods may be required as its installations mature. The following table summarizes the activity regarding the Company's warranty accrual:

Balance, December 31, 2002	$5,868

Accruals for warranties issued during 2003	21,338
Utilization of warranty reserve	—

Balance, December 31, 2003	27,206

Accruals for warranties issued during 2004	79,794
Utilization of warranty reserve	—

Balance, December 31, 2004	$107,000

Comprehensive Loss

        Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" establishes standards for reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss consists of net loss and foreign currency translation and is presented in the consolidated statements of stockholders' deficiency. SFAS No.130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations.

Revenue Recognition

        The Company derives revenue primarily from the sale and installation of its solar pumping systems and solar energy products. Revenues are also derived to a lesser extent from government consulting projects and from grant revenue received. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured.

        Revenues from time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known.

        Revenues from equipment sales and installation contracts containing acceptance provisions are recognized upon customer acceptance. Deferred contracts cost represent costs incurred on uncompleted contracts. Cash payments received in advance of product or service revenue are recorded as customer deposits payable. Some contracts have specified identifiable multiple elements whereby upon completion of that stage or milestone and customer acceptance is received, the applicable revenue is recognized.

        Revenues from consulting projects are recognized as services are rendered. Grant revenues on the basis of entitlement periods are recorded as revenue when entitlement occurs.

Allowance for Doubtful Accounts

        The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of its customers were to deteriorate, such that their ability to make payments was impaired, additional allowances could be required.

Accounting for Income Taxes

        Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax basis of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of these benefits is considered more likely than not.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

Inventory

        Inventory is stated at the lower of cost or market determined by the First-In, First-Out (FIFO) method. Historically inventory has consisted mainly of purchased system components. As of December 31, 2003 and 2004, the Company had no net inventory on its balance sheet.

Equipment and Leasehold Improvements

        Equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization are depreciated and amortization for financial reporting purposes using the straight-line method. Depreciation for income tax purposes is computed using accelerated methods. The estimated useful lives are: computers and information equipment, 5 years, office furniture, vehicles, and test and assembly fixtures, 5 to 7 years: leasehold improvements, the shorter of 7 years or the life of the lease. Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is charged or credited to income.

        Expenditures for maintenance and repairs are expensed as incurred. Expenditures, which significantly increase asset value or extend useful lives, are capitalized.

Research and Development

        Research and development costs are expensed as incurred.

Advertising Costs

        Advertising costs are expensed as incurred and were approximately $85,106 and $16,496 for the years ending December 31, 2004 and 2003, respectively.

Stock-Based Compensation

        The Company granted options for a fixed number of shares to directors, officers, employees and consultants with the exercise price equal to the fair value of shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly recognizes no compensation expense for the stock option grants. The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to provide pro forma net income (loss) disclosure for stock-based compensation as if the fair-value method had been applied.

        Accordingly, no compensation cost has been recognized for the stock option plans because the exercise price of employee stock options equals the market prices of the underlying stock on the date of grant. Had compensation cost been determined based on the fair value at the grant date for awards in the years ended December 31, 2004 and 2003,respectively, consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share would have been reduced to the pro forma amounts indicated below.

	2004	2003
Net loss, as reported	$(8,056,694)	$(3,924,774)

Add: Stock based employee compensation expense included in reported net loss, net of related tax effects	30,000	30,000
Deduct: Stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(874,076)	(43,407)

Pro forma net loss	$(8,900,770)	$(3,938,181)

Loss per share:
Basic and Diluted—as reported	$(0.12)	$(0.08)

Basic and Diluted—pro forma	$(0.14)	$(0.08)

        Transactions with non-employees and consultants, in which goods or services are considered received for the issuance for equity instruments, are accounted for under the fair value method defined in SFAS No. 123.

        The Company used the Black-Scholes model to value the stock options that it granted. The assumptions that the Company used to estimate the fair value of the options and the weighted-average estimated fair value of an option on the date of the grant are as follows:

	2004	2003
Term, years	10	10
Volatility, average	60%	45%
Risk-free interest rate, zero coupon U.S. Treasury Notes	4%	3%
Dividend yield	0%	0%
Weighted-average fair value per option	$0.19	$0.15

Equity Security Transactions

        The Board of Directors has established the fair value of common stock based upon quoted market prices existing at the dates such equity transactions occurred.

Net Loss Per Common Share

        Basic loss per share includes no dilution and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. As presented, the Company's basic and diluted loss per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period. The calculation of diluted net loss per common share for the years ended December 31, 2004 and 2003 does not include other potential common shares, including shares issuable upon exercise of options, warrants and conversion rights, since their effect would be antidilutive due to the Company's losses. Below is a table of the potential issuable shares as of December 31, 2004:

Potential Issuable Shares	As of December 31, 2004
Warrants	31,164,631
Debt conversion rights	25,227,026
Stock options	10,015,325
Stock Purchase Agreement rights	6,500,000
Preferred stock conversion rights	611,111

Total	73,518,093

Recent Accounting Pronouncements

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This has no impact on the Company.

        In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The compensation cost will be measured based on the fair value of the equity or liability instruments issued. The Statement is effective as of the beginning of the first interim or annual period beginning after December 15, 2005 for public entities that file as small business issuers, such as the Company.

        In September 2004, the FASB's Emerging Issue Task Force ("EITF") reached a consensus on EITF Issue No. 04-08, the Effect of Contingently Convertible Instruments on Diluted Earnings per Share. The task force reached a conclusion that contingently convertible instruments should be included in diluted earnings per share computations, if dilutive, regardless of whether the market price trigger or other contingent feature has been met.

        In April 2004, the Emerging Issues Task Force issued Statement No. 03-06 ("EITF 03-06"), "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share." EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have a material impact on the Company's financial position or results of operations.

        In December, 2003, the Staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition", which supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's related "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB 101 that had been codified in SEC Topic 13, "Revenue Recognition." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

        In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 represents a significant change in practice in the accounting for a number of financial instruments; including mandatory redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. The Company currently does not have any such instruments. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003. There was no impact from the adoption of this statement.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in Statement No. 133. It also specifies when a derivative contains a financing component that warrants special reporting in the Consolidated Statement of Cash Flows. SFAS No. 149 amends certain other existing pronouncements in order to improve consistency in reporting these types of transactions. The new guidance is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

        In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities" ("FIN 46") and, in December 2003, issued a revision to that interpretation ("FIN 46R"). FIN 46R replaces FIN 46 and addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. A Variable Interest Entity ("VIE") is defined as (a) an ownership, contractual or monetary interest in an entity where the ability to influence financial decisions is not proportional to the investment interest, or (b) an entity lacking the invested capital sufficient to fund future activities without the support of a third party. FIN 46R establishes standards for determining under what circumstances VIEs should be consolidated with their primary beneficiary, including those to which the usual condition for consolidation does not apply. The adoption of FIN 46R did not have a material impact on the Company's financial position or results of operations.

Reclassifications

        Certain prior year balances have been reclassified to conform to current year presentation.

Note (4)    Equipment and Leasehold Improvements

        Equipment and leasehold improvements consist of the following at December 31, 2004 and 2003:

	2004	2003
Office furniture and equipment	$115,225	$106,158
Vehicles	92,307	99,956
Computers	59,221	40,278
Test equipment and assembly fixtures	38,334	34,140
Leasehold improvements	8,123	8,123

	313,210	288,655
Less accumulated depreciation and amortization	(254,599)	(223,436)

Equipment and leasehold improvements, net	$58,611	$65,219

Note (5)    Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses consist of the following at December 31, 2004 and 2003:

	2004	2003
Accounts payable—other	$805,984	$745,986
Accounts payable—equipment sales	627,081	—
Accrued salaries	475,478	447,880
Accrued interest	402,467	266,123
Accrued warranty reserve	107,000	27,206
Accrued sales commission	88,023	105,000
Accrued payroll taxes and withholdings	41,792	80,466
Accrued consulting	—	24,000
Other accrued expenses	10,310	18,491

Total	$2,558,135	$1,715,152

Note (6)    Securities Purchase Agreement

        In April 2004, the Company entered into a securities purchase Agreement (SPA) with SBI Brightline VIII LLC ("Purchaser") calling for the sale of common stock and issuance of warrants as shown in the table below.

	Common Stock Purchase Rights		Warrant Rights
Tranche No.	No. of Shares	Price Per Share	No. of Warrants	Price Per Warrant
Purchased Prior to December 31, 2004
1	7,000,000	$0.17	2,100,000	$0.17
2	5,000,000	$0.22	1,500,000	$0.22
Available to Be Purchased As of December 31, 2004
3	5,000,000	$0.27	1,500,000	$0.27
Total/Average	17,000,000	$0.214	5,100,000	$0.214

        The trading price of the Company's common stock during the several week period leading up to April 1, 2004, the effective date of the SPA was generally greater than the price per share for the Tranche No. 1 shares that were sold under the SPA; however, the average closing price during March 2004 was slightly more than $0.20 per share and the average share price of all of the shares to be sold under the SPA is slightly greater than $0.21 per share.

        The SPA expired on December 31, 2004. The Company has permitted the Purchaser to purchase shares under the terms of the expired SPA in the first quarter of 2005. The Purchaser is not obligated to purchase nor is the Company obligated to sell the remaining stock of third Tranche. The Company cannot make any assurances that the remaining stock of the third Tranche will be acquired by the Purchaser.

        In the first quarter 2005 the Company issued and sold to the Purchaser 740,741 shares of common stock at a price of $0.27 per share as the initial installment of the third Tranche resulting in equity proceeds of $200,000. In conjunction with the sale of the stock, the Company issued 222,222 unregistered warrants at a price of $0.27 per share included in the third Tranche shown above.

WORLDWATER CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note (7)    Long-Term Debt and Notes Payable

        Long-term debt (including convertible debt) and notes payable consist of the following uncollateralized loans outstanding at December 31, 2004 and 2003:

						Interest Payment At Option of Holder —Common Stock or Cash
									Beneficial Conversion Expense Recorded in 2004	As of December 31, 2004		As of December 31, 2003
							Conversion Price of Common Stock	Potential Number of Shares Upon Conversion
Maturity Date	Holders of Loans	Stated Interest Rate	Effective Interest Rate	Interest Period						Face Amount	Net Amount Outstanding	Face Amount	Net Amount Outstanding
October 1, 2005	Foreign Credit Unions	15%	15%		Monthly	Yes	30% Discount to Market with Cap of $0.40 and floor of $0.10 per share	10,000,000	$428,571	1,000,000	1,000,000	—	—
2006	Funds & Qualified Individual Investors	10%	19-30%		Semi-Annual	Yes	$0.150	8,133,333	—	1,220,000	932,164	2,115,000	1,549,454
2007	Funds & Qualified Individual Investors	10%	19-30%		Semi-Annual	Yes	$0.150	6,083,667	427,167	912,550	648,223	—	—
On Demand	Qualified Individuals	0%-10%	0%-15%		Majority Monthly	No	—	—	—	83,000	$83,000	$222,000	$222,000
On Demand	Qualified Individual Investors	10%	10%		Monthly	No	$0.400	132,500	—	53,000	53,000	53,000	53,000
Stated Maturity Date 1997	Qualified Individual Investor	8%	8%		Maturity	No	$0.400	125,000	—	50,000	50,000	50,000	50,000
Not Stated	Qualified Individual Investors	Not stated imputed at 4.5%	4.50%		Not stated	N/A	$0.495	85,859	—	42,500	42,500	52,500	52,500
2008	PNC Bank, Guarantee by Chairman	8%		of $	Monthly principal payments 813	No	N/A	N/A	—	32,353	32,353	40,449	40,449

							Total	24,560,359	$855,738	$3,393,403	2,841,240	$2,532,949	1,967,403

								Less Current Maturities			1,235,714		384,901

								Total Long-term notes and Debt			$1,605,526		$1,582,502

        In conjunction with the SPA described in Note 6, the Company entered into a term loan with HIT Credit Union and Hong Kong League Central Credit Union (the "Lenders") and SBI Advisors, LLC as agent for the lenders for $800,000. A financing fee of $80,000 was paid to the Lenders. During the third quarter, the term loan was amended to allow for borrowings up to $1,000,000 and amounts borrowed to be repaid and re-borrowed from time to time, the interest rate was lowered from 18% to 15% and the maturity date was extended to October 31, 2005. In December 2004, the term loan was amended to allow for the Company, at its sole option provided the shares issued are tradable, to convert a portion or all of the term loan outstanding into common stock of the Company at a discount of 30% to then current market price of the stock, provided the conversion price cannot be below $0.10 per share and higher than $0.30 per share. As a result of the addition of the beneficial conversion feature to the terms of the term loan, the Company recorded beneficial conversion expense of $428,571 in the fourth quarter of 2004.

        The financial advisor to the lenders, SBI Advisors, LLC, received five-year warrants to purchase 600,000 common stock shares exercisable at $0.30 as placement agent for this transaction and the associated amendments. Compensation expense of $138,000 was recorded in 2004 as a result of the issuance of these warrants.

        The current maturities of long-term debt are:

2005	$1,235,714
2006	939,882
2007	656,990
2008	8,654

Total	$2,841,240

Note (8)    Related Party Transactions

        Notes Payable

        Below are notes payable owed to directors, officers and employees of the Company as of December 31, 2004 and 2003:

	2004	2003
Directors	$98,706	$185,894
Officers and employees	115,013	159,703

Total	213,719	345,597
Less current maturities	(123,013)	(262,703)

Total long term note payable, related party	$90,706	$82,894

        Notes payable to directors includes a three-year convertible loan dated January 30, 2003, face value of $100,000 which bears interest at 10% per annum. The loan is convertible at the option of the holder at $0.15 per common share for a total of 666,667 shares. All other notes payable to directors and employees are due on demand and accrue interest at 10% per annum.

  Other Related Party Transactions

        The Company leases office and laboratory facilities from the Chairman of the Company. Lease payments to the Chairman were $39,000 for 2003 and $36,000 in 2004 plus utilities and maintenance, see Commitments note.

        The Chairman and Chief Executive Officer has guaranteed $32,353 borrowed from a bank under a note issued in 2001.

        Included in accrued sales commissions as of December 31, 2004 is $46,919 owed the Chairman and Chief Executive Officer under a management services fee agreement dated April 1, 1991 expiring December 31, 2005 calling for a management services/sales incentive fee equal to one-half percent (0.5%) of the company's gross product revenues less any related product returns, rebates, allowances, freight charges, tariffs and sales taxes, not to exceed $250,000 per annum.

Note (9)    Convertible Preferred Stock

        In 2001 the Company issued a total of 66,667 shares of Series A 7% three-year Convertible Preferred Stock in exchange for financial public relations services. The shares were issued at $0.90 per share and the services were valued at $60,000 and recorded in the financial statements. In October 2004, the shares of Series A Preferred Stock were converted into 66,667 shares of common stock issue at $0.90 per share.

        In 2000, the Company issued 611,111 shares of Series B 7% three-year Convertible Preferred Stock at $0.90 per share. The Series B Preferred Stock proceeds were intended to be used by the Company for the initial operating requirements of WorldWater (Phils) Inc., the Philippine subsidiary of the Company. The conversion privileges, which expired September 2003, were either into 10% of WorldWater (Phils)Inc. or into 611,111 common shares of the Company.

        It is the Company's position that the holder of these preferred shares failed to convert to shares of the Company's common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is the Company's position that the obligations for the payment of dividends on such shares also terminated on that date. The Company is engaged in negotiations with the holder of the Series B preferred shares to resolve the disputed terms of conversion.

        Dividends on both the Series A and Series B were accrued through September 30, 2004 at the rate of 7% and shown as "Accretion of preferred stock dividends' in the Consolidated Statement of Operations.

Note (10)    Common Stock Transactions

        Common stock transactions during the twelve months ended December 31, 2004 consisted of the following:

	Fiscal 2004
	Shares	Price Per Share	Addition to Common Stock Par Value	Addition to Paid-In Capital	Expense Recorded
Shares Issued and Outstanding December 31, 2003	52,506,720	$0.29	$52,507

Shares sold under Stock Purchase Agreement	12,000,000	0.17-0.22	12,000	2,278,000
Conversion of Convertible Loans totaling $1,145,000	9,699,999	0.12-0.15	9,700	1,335,300
Warrants exercised	2,095,667	0.10-0.30	2,096	354,254
Shares issued as compensation for services provided including investor relations, political advisory, financing assistance and repayment loans and accounts payable totaling $33,000	1,506,357	0.15-0.44	1506	323,074	$291,580
Restricted shares sold in private placement	1,000,000	0.15	1,000	149,000
Stock options exercised	635,836	0.15-0.34	635	107,017
Shares issued in lieu of payment of cash for interest	261,206	0.23-0.33	261	71,847
Conversion of preferred stock	66,667	0.90	67	59,933
Shares issued in lieu of payment of preferred dividends	61,889	0.20	62	12538

Change for year ended December 31, 2004	27,327,621	0.17	27,327	4,690,963	291,580

Shares Outstanding December 31, 2004	79,834,341	$0.25	$79,834		$291,580

Note (11)    Warrant Transactions

        The Company accounts for transactions with non-employees, in which financing, goods or services are the consideration received for the issuance of equity warrant instruments under the fair value method. The fair value of the warrant was calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of zero percent; expected volatility of 60.73%; risk free interest rate of 3.14% and an average term of 4.72 years. The relative fair value of the warrants resulted in non-cash expenses charges of $1,521,445 and $30,000 for the year ended December 31, 2004 and 2003.

        Warrant transactions consisted of the following during the twelve months ended December 31, 2004:

	Exercisable Warrants	Stock Price Range	Addition to Paid In Capital	Expense Recorded
Warrants Outstanding As of December 31, 2003	17,978,999	$0.10 to $0.50

Detachable warrants issued in conjunction with obtaining $1,262,550 in convertible notes	5,638,667	0.30	$593,900
Detachable warrants issued in conjunction with the issuance of $2,290,000 of registered common stock shares	3,600,000	0.19	481,444	481,444
Warrants issued in consideration for business development services in the Peoples Republic of China	3,000,000	0.40	270,000	270,000
Warrants issued in consideration for services rendered in raising financing on behalf of the Corporation	2,737,632	0.15 to 0.33	643,601	643,601
Detachable warrants issued in conjunction with the issuance of $150,000 of restricted common stock shares	670,000	0.20	80,400	$80,400
Warrants issued in consideration for extentsions of short-term loans by a Director and Shareholders	525,000	0.15	46,000	46,000
Exercise of Warrants (capital addition included in the Stock Transactions Note)	(2,095,667)	0.15 to 0.30
Expiration of Outstanding Warrants	(890,000)

	13,185,632		$2,115,345	$1,521,445

Warrants Outstanding As of December 31, 2004	31,164,631	$0.15 to $0.50

        Warrants outstanding expire as follows:

Year	Warrants Expiring	Strike Price
2005	1,118,333	$0.15 – 0.25
2006	1,313,000	0.15 – 0.30
2007	4,266,000	0.15 – 0.50
2008	9,680,999	0.15 – 0.30
2009	7,986,299	0.15 – 0.30
2010	6,800,000	0.17 – 0.40

	31,164,631

Note (12)    Income Taxes

        Income tax benefit for the years ended December 31, 2004 and 2003 were as follows:

	2004	2003
Federal:
Current	$—	$—
Deferred	—	—

	$—	$—

State:
Current	$—	$—
Deferred	—	—
Benefit from sale of net operating losses and research credits	219,381	0

	$219,381	$—

        Income taxes computed using the federal statutory income tax rate differs from the Company's effective tax rate primarily due to the following for the years ended December 31, 2004 and 2003:

Income tax benefit at US federal statutory tax rate	$(2,676,000)	$(1,094,605)
State income taxes, net of federal tax effect	(281,900)	(198,000)
Permanent items	1,062,296	142,000
Change in deferral tax asset valuation allowance	1,895,604	1,150,605
Benefit from sale of State net operating losses and research credits	219,381	—

Provision for income tax	$219,381	$—

        As of December 31, 2004, the Company had federal and state net operating loss carryforwards totaling approximately $20,991,800 and $1,934,000, respectively, available to reduce future taxable income and tax liabilities which expire at various dates between 2005 and 2024. In addition, as of December 31, 2004, the Company had federal and state research and development tax credit carryforwards of approximately $180,600 and $20,000, respectively, available to reduce future taxable income and tax liabilities which expire at various dates between 2009 and 2024. Under provisions of the Internal Revenue Code, substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards and research and development credit carryforwards, which can be used in future years. The carryforwards will expire as follows:

	Net Operating Loss Carryforwards		Research and Development Tax Credits
Year Expiring
	Federal	State	Federal	State
2005	$94,500	—	—	—
2006	402,700	—	—	—
2007	251,100	—	—	—
2008	641,300	—	—	—
2009	887,900	—	19,600	—
2010	912,400	24,000	15,200	—
2011	981,200	1,910,000	15,400	20,000
2017	1,263,200	—	12,900	—
2018	1,337,700	—	20,400	—
2019	660,000	—	16,100	—
2020	1,746,200	—	17,700	—
2021	1,455,000	—	16,500	—
2022	1,830,900	—	8,100	—
2023	3,753,700	—	18,700	—
2024	4,774,000	—	20,000	—

	$20,991,800	$1,934,000	$180,600	$20,000

        Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Management has considered the Company's history of losses and, in accordance with the applicable accounting standards, has fully reserved the deferred tax asset. Deferred tax assets consist of the following at December 31, 2004 and 2003:

Gross deferred tax assets
Net operating loss carryforwards	$7,173,000	$5,266,343
Warranty reserve	64,600	32,753
Accrued expenses and deferred compensation	168,000	210,900

	7,405,600	5,509,996

Gross deferred tax liabilities
Deferred tax valuation allowance	(7,405,600)	(5,509,996)

	$—	$—

        The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporation business taxpayers. In 2004, the Company submitted applications to the New Jersey Economic Development Authority (the "EDA") to participate in the Program for the years 2002 and 2003 and the applications were approved. The EDA then issued certificates certifying the Company's eligibility to participate in the Program for these years.

        The program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit. During 2004 the Company sold approximately $1,200,000 and $1,450,000 of its 2003 and 2002 New Jersey State net operating loss carryforwards and $6,020 and $14,418 of its 2003 and 2002 research and development tax credits and recognized a tax benefit of $219,381. The Company did not participate in the program in 2003.

Note (13)    Stock-Based Compensation Plans

        Incentive Stock Option Plan

        In 1999, the Board of Directors and stockholders approved the Company's 1999 Incentive Stock Option Plan (the "1999 Plan"), which was amended in 2004 with the approval of the Board of Directors and stockholders to increase the amount of available shares under the plan to a maximum of 15,000,000 million shares. The purpose of the 1999 Plan is to encourage directors, officers, employees and consultants who render services, by providing opportunities to purchase stock of the Company. The 1999 Plan authorizes the issuance of incentive stock options and nonqualified stock options. Options other than those granted to consultants expire ten years from the date of issuance. Options granted to consultants expire three years from the date of grant. Incentive stock options granted generally vest as follows: grants to directors and consultants—immediately upon grant; grants to officers—generally over a define term up to three years; and grants to employees—over the succeeding twelve months.

        The following is a summary of stock option activity:

	Shares	Weighted-Average Exercise Price
Balance, December 31, 2002	5,742,371	$0.24

Granted	1,324,386	0.15
Cancelled	(835,850)	0.15
Exercised	(100,000)	0.30

Balance, December 31, 2003	6,130,907	0.22

Granted	5,271,586	0.27
Cancelled	(635,836)	0.16
Exercised	(751,332)	0.19

Balance, December 31, 2004	10,015,325	$0.25

        Summarized information about stock options outstanding is as follows:

Range of Exercise Prices	Options Outstanding as of December 31, 2004	Average Remaining Contractual Life	Average Exercise Price	Options Exercisable Options as of December 31, 2004	Average Exercise Price of Exercisable Options
$0.15–0.19	4,119,640	7.3 yrs.	$0.15	3,986,306	$0.15
0.20–0.30	3,907,485	9.2	0.26	1,985,547	0.26
0.31–0.40	1,808,900	5.3	0.34	1,551,731	0.34
0.41–0.60	179,300	1.8	0.51	179,300	0.51
Total	10,015,325		Total	7,702,884

        In 2004, in accordance with APB Opinion No. 25, the Company did not recognize compensation expense for options granted under the 1999 Plan. SFAS No. 123, "Accounting for Stock-Based Compensation" as amended in 2004, requires the Company to determine the fair market value of all awards of stock based compensation using an option price model and to disclose pro-forma net income as if the resulting stock-based compensation amounts were recorded. Refer to the above Significant Accounting Policies note for the required pro-forma information.

Restricted Stock Agreement

        In 2002 the Company granted 1,000,000 shares of restricted common stock for the benefit of its Chairman and Chief Executive Officer. Compensation expense for the grant was based on the market price ($0.15) for the common stock and is being amortized on a straight-line basis over the five year vesting period based on continuous service. The recipient has the right to vote all shares subject to the grant, whether or not the shares have vested.

        The balance of unearned compensation related to the restricted shares as of December 31, 2004 was $75,000. Compensation expense recognized in each of the years ended December 31, 2003 and 2004 was $30,000, respectively.

Note (14)    Employees' Savings Plan

        The Company established a 401(k) plan in 2000 for eligible employees. Under the provisions of the plan, eligible employees may voluntarily contribute a portion of their compensation up to the statutory limit. In addition, the Company can make a matching contribution at its discretion. As of December 31, 2004, the Company has not made any contributions to the plan.

Note (15)    Commitments

Operating Leases

        The Company's executive office, research and development facility is housed in a leased 12,000 square foot site located at 55 Route 31 South, Pennington, New Jersey. The operating lease expires June 25, 2007. In addition the Company has leased office space in Foster City, California for its California sales activities. The operating lease expires in May 31, 2006. The Company also uses a second leased facility in Hopewell, New Jersey for conferences, meetings and demonstrations of its products. This facility is leased from Quentin T. Kelly, the Chairman and Chief Executive Officer, as document in his employment agreement.

Employment Agreements

        The Company has entered into employment agreements with its Chief Executive Officer, Chief Financial Officer and certain key employees of the Company which have remaining terms extending through January 1, 2007. Employment benefits include auto allowances, participation in Company health insurance coverage, and, in the case of the CEO, maintenance of a whole life insurance policy.

        The following is a schedule, by year, of future minimum lease payments required under the non-cancelable operating leases and minimum contracted employment obligations as of December 31, 2004:

	Operating Lease Payments	Employment Payments	Total
2005	$159,944	$433,500	$593,444
2006	140,337	346,000	486,337
2007	64,773	—	64,773

Total	$365,054	$779,500	$1,144,554

Note (16)    Risk and Uncertainties

Foreign Operations

        The Company operates in various countries that are subject to risks peculiar to each country. With respect to any particular country, these risks may include:

  •
  expropriation and nationalization of our assets (including intellectual property) in that country;

  •
  political and economic instability;

  •
  social unrest, acts of terrorism, force majeure, war or other armed conflict;

  •
  inflation;

  •
  currency fluctuations, devaluations and conversion restrictions;

  •
  confiscatory taxation or other adverse tax policies;

  •
  governmental activities that limit or disrupt markets, restrict payments or limit the movement of funds;

  •
  governmental activities that may result in the deprivation of contract rights; and

  •
  trade restrictions and economic embargoes imposed by the United States and other countries.

        In 2004 all revenues were generated within the United States. In 2003, foreign sales was limited to $35,817 in the Philippines. In 2004 the Company initiated a marketing initiative in Iraq and other Middle East countries and the Peoples Republic of China. Unsettled political conditions, social unrest, acts of terrorism, force majeure, war or other armed conflict, exploitation or other governmental actions, inflation, exchange controls or currency devaluation may result in increased business risk in these regions.

Fixed-price Contracts

        The Company utilizes fixed-price contracts which results in business risk. Risk arises from, among other things:

  •
  uncertainty in estimating the technical aspects and effort involved to accomplish the work within the contract schedule;

  •
  labor availability and productivity; and

  •
  supplier and subcontractor pricing and performance.

Intellectual Property Rights

        The Company relies on a variety of intellectual property rights in the manufacture of our products. The Company may not be able to preserve these rights intellectual property rights in the future and these rights could be invalidated, circumvented or challenged. In addition, the laws of some foreign countries in which our equipment may be sold do not protect intellectual property rights to the same extent of the United States. Failure to protect our proprietary information and successful intellectual property challenges or infringement proceedings against the Company could materially and adversely affect the Company's competitive position.

Technological Developments

        The market for our equipment is characterized by continual technological developments to provide better and more reliable performance and services. If the Company is not able to design, develop, and produce commercially competitive products and complete installation in a timely manner in response to changes in technology, the business and revenues could be materially and adversely affected. Similarly, if the Company's proprietary technologies and equipment become obsolete, it may no longer be competitive and its business and revenues could be materially and adversely affected.

Technical Personnel

        The engineering services the Company sells in association with the equipment sold is complex and highly engineered and often must be performed in harsh conditions. The Company's success depends on its ability to employ and retain technical personnel with the ability to design, utilize and enhance these products and services. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force. The demand for skilled workers is high and the supply is limited. A significant increase in wages paid by competing employers could result in a reduction of our skilled labor force and or increases in wage rates that we must pay. If either of these events were to occur, our cost structure could increase, our margins decrease and our growth potential could be impaired.

Government Incentives

        The competitiveness of our technology and equipment is very much dependent upon governmental rebates and incentives. If there the governmental rebates and incentives were to be materially reduced or eliminated our business and revenues could be materially and adversely affected.

        The Company markets its products to developing nations. The ability of these customers to order and pay for the Company's products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures.

Effective Internal Controls

        Effective internal controls are necessary for the Company to provide reliable financial reports. The Company has in the past discovered, and may in the future discover, areas of its internal controls that need improvement. In addition, Section 404 of the Sarbanes-Oxley Act of 2002 requires the Company to evaluate and report on its internal controls over financial reporting and have its independent auditors annually attest to its evaluation, as well as issue their own opinion on the Company's internal controls over financial reporting, beginning with our Annual Report on Form 10-KSB for the fiscal year ending December 31, 2006.

        The Company is preparing for compliance with Section 404 by strengthening, assessing and testing its system of internal controls to provide the basis for its report. The process of strengthening its internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. The Company cannot be certain that these measures will ensure that it will maintain adequate controls over its financial processes and reporting in the future. Furthermore, as the Company grows its business, its internal controls will become more complex and will require significantly more resources to ensure its internal controls overall remain effective.

        Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company's operating results or cause the Company to fail meet its reporting obligations. If the Company or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market's confidence in our financial statements and harm the Company's stock price.

Note (17)    Contingencies

        The Company is subject to various claims and suits from time to time in the ordinary course of its business. The Company is not aware of any pending or threatened litigation that could have a material adverse effect on the Company's business, financial condition or results of operations.

Note (18)    Supplemental Disclosure of Cash Flow Information

	2004	2003
Cash paid during the year for interest	$86,757	$51,800

Benefit for sale of New Jersey net operating losses	$219,381	$—

Note (19)    Subsequent Events

        In the first quarter the Company made an offer to warrant holders having warrants with an exercise price in excess of $0.20 an opportunity to exercise those warrants at $0.20 per share provided the warrants are exercised on or before March 31, 2005. As of March 23, 2005 there have been 111,667 warrants exercised resulting in proceeds of $22,339 to the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors.

        Reference is made to Section 145 of the General Corporation Law of the State of Delaware. As permitted by Delaware law, our Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of WorldWater shall not be personally liable for any damages from any breach of fiduciary duty as a director, except for liability based on a judgment or other final adjudication adverse to him establishing that his acts or omissions were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. Our Certificate of Incorporation and Bylaws also provide for indemnification of all officers AND directors of WorldWater to the fullest extent permitted by law.

Item 25. Other Expenses of Issuance and Distribution

        The registrant estimates that expenses in connection with the distribution described in this registration statement will be as shown below. All expenses incurred with respect to the distribution, except for any discounts or commissions payable with respect to sales of the shares, will be paid by WorldWater.

SEC Registration Fee	$889.87
Accounting fees and expenses	0.00
Legal fees and expenses	18,500.00

Total	$19,389.87

Item 26. Recent Sales of Unregistered Securities.

        In April of 2002, we issued 100,000 warrants to purchase common stock shares at an exercise price of $0.15 with a two-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In April 2002, we issued 153,847 common stock shares for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In May of 2002 we issued 85,000 common stock shares pursuant to a consulting agreement for $12,750 of services rendered in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In May of 2002, we issued 25,000 warrants to purchase common stock shares with an exercise price of $0.15 and a three-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In May of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 250,000 common stock shares with an exercise price of $0.25 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In June of 2002 we issued 66,667 common stock shares for payables due totaling $10,066.50 to a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In June of 2002 we issued 50,000 warrants to purchase common stock shares at an exercise price of $0.15 and a three-year term in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In July of 2002 we issued 333,334 common stock shares for cash totaling $50,000 and attached warrants to purchase 75,000 common stock shares with an exercise price of $0.15 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In July of 2002 we issued 2,000 common stock shares for $300 worth of general facilities maintenance services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In July of 2002 we issued 100,000 common stock shares pursuant to a consulting agreement with a member of the Board of Directors, Rolf Frauenfelder in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In July of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 250,000 common stock shares with an exercise price of $0.15 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In August of 2002 we issued 550,000 common stock shares to the Chairman of the Board of the Company as reimbursement for corporate legal expenses totaling $50,000 in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In August of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 333,333 common stock shares with an exercise price of $0.25 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In September of 2002 we issued 135,000 warrants to purchase common stock shares at an exercise price of $0.15 and a three-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In October of 2002 we issued 1,000,000 common stock shares for cash totaling $100,000 and attached warrants to purchase 500,000 common stock shares with an exercise price of $0.10 and a two-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In December 2002, we issued 31,250 common stock shares for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

        In January 2003, the Company issued three year convertible notes totaling $200,000 to institutional investors. The notes bear interest at 10% per annum payable semi-annually commencing July 2003. Interest is payable in cash or shares of common stock at the election of the holder. The notes are convertible into an aggregate of 1,333,333 shares of common stock. Warrants to purchase an aggregate of 893,332 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes. This transaction did not involve a public offering and therefore was exempt from registration pursuant to the Act.

        In June 2003, the Company issued three year convertible notes totaling $780,000 to an institutional investor and certain of its shareholders. The notes bear interest at 10% per annum payable semi-annually. Interest is payable in cash or shares of common stock at the election of the holder. The notes are convertible into an aggregate of 5,200,000 shares of common stock. Warrants to purchase an aggregate of 3,484,000 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes. This transaction did not involve a public offering and therefore was exempt from registration pursuant to Section 4(2) of the Act.

        In January of 2004, $440,000, the balance of a $0.12 per share convertible loan, was converted into 3,666,666 common stock shares at the original conversion price. The interest on the loan was paid to the investor in cash.

        During the first quarter 2004 the Company issued three year convertible notes totaling $1,180,000 to institutional and accredited individual investors. The notes bear interest at 10% per annum payable semi-annually commencing July 2004. Interest is payable in cash or in shares of common stock at the election of the holder. The notes are convertible into an aggregate of 7,866,667 shares of common stock at $0.15 per share. The notes are convertible at the option of the holder, anytime after purchase. As a result of this issuance beneficial conversion interest of $399,667 will be recorded in the first quarter of 2004. Warrants to purchase an aggregate of 5,270,667 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes valued at $553,420. During the first quarter of 2004 the Company sold 1,000,000 restricted common stock shares through a private placement at $0.15 per share to an accredited investor totaling $150,000. Warrants to purchase an aggregate of 670,000 shares of common stock at an exercise price of $0.20 per share were issued with the stock purchase and are valued at $80,400.

        During the first quarter of 2004 the Company issued 525,000 warrants to purchase common stock at $0.15 per share to shareholders as consideration for extension of loans totaling $150,000 originally payable in December 2003. The warrant issuance will result in $58,000 of recorded interest expense in the first quarter of 2004. Also, as consideration for loans totaling $70,000 common stock shares in the amount of 375,000 were issued and will be recorded as $55,500 of compensation expense in the first quarter of 2004. The loans were paid in April of 2004.

        In March of 2004 the Company issued 150,000 common stock shares to a Swiss investor relations firm, $25,500 of compensation expense will be recorded.

        During the first quarter of 2005, convertible notes having a face amount of $285,000 were converted into 1,900,001 shares of common stock at a conversion price of $0.15 per share. Associated with the Company's convertible notes 21,982 shares were issued in lieu of the payment of interest at prices ranging between $0.19 and $0.34 per share.

        Also in the first quarter of 2005, the Company issued 49,000 shares of common stock at prices ranging between $0.29 and $0.30 per share in consideration for public relations and business development services performed by consultants.

        Also in March of 2004, an employee exercised 33,333 stock options exercisable at $0.15 per share totaling $5,000.

        During the first quarter of 2004 a warrant in the amount of 100,000 shares exercisable at $0.15 per share was exercised for a total of $15,000.

        In the Second Quarter of 2004, convertible notes having a face amount of $350,000 Were converted into 2,333,333 shares of common stock at a conversion price of $0.15 Per share. Employees exercised options totaling 538,337 shares of common stock at prices Ranging between $O.15 AND $0.34 per share resulting in proceeds of $92,210.

        Also in the Second Quarter of 2004, in consideration for providing investor relations, political, and financial services and providing a loan totaling $5,000 the Company issued 288,000 restricted common stock shares. The Company recognized $98,280 in compensation expense.

        During the Second Quarter of 2004, 999,000 warrants were exercised at average prices ranging between $0.10 and $0.15 per share resulting in proceeds of $124,850.

        During the Third Quarter of 2004, convertible notes having a face amount of $555,000 were converted into 3,700,000 Shares of common stock at a conversion price of $0.15 per share. Employees exercised options totaling 64,166 shares of common stock at a price of $0.15 and $0.34 per share resulting in proceeds of $9,625.

        Also in the Third Quarter of 2004, in consideration for providing investor relations, political, and financial Services and in forgiveness of an accounts payable of $28,000 The Company issued 288,000 restricted common stock shares at prices ranging between $0.28 and $0.30. The Company recognized $9,900 in compensation expense. During the Third Quarter of 2004, 446,667 warrants were exercised and restricted stock issued at a price of $0.30 per share resulting in proceeds of $134,000.

        In the fourth quarter of 2004, in consideration for providing investor relations, business development, and financial strategic advisor services, the Company issued 560,357 restricted common shares at prices ranging between $0.17 and $0.28.

        Also in the fourth quarter of 2004, 550,000 warrants were exercised and restricted common stock issued at a price of $0.15 per share.

Item 27. Exhibits.

Exhibit Number	Description
2.1
Plan of Merger of WorldWater Corp., a Nevada corporation with and into WorldWater Corp., a Delaware corporation, filed with the State of Delaware April 30, 2001. Incorporated by reference to Exhibit 2.1 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No.333-102348).
2.2	State of Nevada Articles of Merger, filed with the State of Nevada May 9, 2001. Incorporated by reference to Exhibit 2.2 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
2.3	Certificate of Merger of Domestic Corporation and Foreign Corporation filed with State of Delaware April 30, 2001. Incorporated by reference to Exhibit 2.3 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
3.1	Certificate of Incorporation. Incorporated by reference to Exhibit 4.1 to Company's Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (No. 333-66484).
3.2	Certificate of Amendment of Certificate of Incorporation. Incorporated by reference to Exhibit 3.2 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
3.3	Amended and Restated By-laws of WorldWater Corp. Incorporated by reference to Exhibit 4.2 to Company's Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (No. 333-66484).
5	Form of Opinion of Salvo, Russell, Fichter & Landau as to legality of securities being offered.
10.1	Securities Purchase Agreement between WorldWater Corp. and SBI Brightline VIII LLC dated April 1, 2004. Incorporated by reference to Exhibit 10.1 to Company's Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).
10.2	Term Credit Agreement dated March 29, 2004 by and among WorldWater Corp., Hong Kong League Central Credit Union; HIT Credit Union and SBI Advisors, LLC. Incorporated by reference to Exhibit 10.2 to Company's Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.3	Stock Purchase Warrant dated March 29, 2004. Incorporated by reference to Exhibit 10.3 to Company's Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).
10.4	Registration Rights Agreement by and between WorldWater Corp. and SBI Advisors, LLC dated as of March 29, 2004. Incorporated by reference to Exhibit 10.4 to Company's Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).
10.5	Forms of Warrant Purchase Agreements between WorldWater Corp. and certain Selling Stockholders. Incorporated by reference to Exhibit 10.5 to the Company's Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (No. 333-122756).
10.6	Form of Registration Rights Agreement between WorldWater Corp. and certain Selling Stockholders. Incorporated by reference to Exhibit 10.6 to the Company's Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (No. 333-122756).
10.7	Amendment to Quentin T. Kelly Employment Agreement dated July 1, 2002. Incorporated by reference to Exhibit 10.11 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
10.8	Restricted Stock Agreement for Quentin T. Kelly dated July 1, 2002. Incorporated by reference to Exhibit 10.12 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
10.9	Quentin T. Kelly Employment Agreement dated January 1, 2002. Incorporated by reference to Exhibit 10.10 to Company's Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (No. 333-102348).
10.10	James S. Brown Employment Agreement dated May 24, 2004. Incorporated by reference to Exhibit 10.10 to the Company's Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (No. 333-122756).
23.1	Consent of Salvo, Russell, Fichter & Landau (included in Exhibit 5).
23.2	Consent of Amper, Politziner & Mattia, P.C.
24.1	Power of Attorney (included on signature page).

Item 28. Undertakings.

(a)
The undersigned Company hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
to include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)
File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        In accordance with the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned.

WORLDWATER CORP.

By:	/s/ Quentin T. Kelly Quentin T. Kelly Chairman and Chief Executive Officer

Dated: April 11, 2005

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WORLDWATER CORP. 55 Route 31 South Pennington, New Jersey 08534 (609) 818-0700
23,855,689 Shares of Common stock, par value $.001 per share.
This investment involves a high degree of risk. See "Risk Factors."

PROSPECTUS SUMMARY
THE OFFERING
EXECUTIVE OFFICES
SUMMARY FINANCIAL AND OPERATING INFORMATION
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2004 AND 2003
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
RISK FACTORS
Risks Related to our Business
Risks Related to this Offering
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MARKET PRICE INFORMATION
DIVIDENDS
DILUTION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS
Expense Differences Between Year-Ended December 31, 2004 and 2003
BUSINESS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants for Year Ended December 31, 2004 (Individual Grants in Fiscal Year)
Aggregated Option Exercises For Fiscal Year Ended December 31, 2003 And Year-End Option Values(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OUR SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
WORLDWATER CORP. INDEX TO FINANCIAL STATEMENTS TABLE OF CONTENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS December 31, 2004 and 2003
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS For the Years Ended December 31, 2004 and 2003
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS For the Years Ended December 31, 2004 and 2003
WORLDWATER CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY For the Years Ended December 31, 2004 and 2003
WORLDWATER CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS